SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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Express Scripts, Inc.

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EXPRESS SCRIPTS, INC.

13900 Riverport Drive

Maryland Heights, Missouri 63043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 22, 2003

The 2003 Annual Meeting of Stockholders of EXPRESS SCRIPTS, INC., a Delaware corporation (the “Company”), will be held at the principal executive offices of the Company, 13900 Riverport Drive, Maryland Heights, Missouri 63043, on Thursday, May 22, 2003, at 9:30 a.m. Central Time (the “meeting”), to consider and act upon the following matters:

1.  to elect eleven (11) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.  to approve the Company’s Amended and Restated Executive Deferred Compensation Plan;

3.  to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s current fiscal year; and

4.  to transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on March 31, 2003, are entitled to notice of and to vote at the meeting. At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Secretary of the Company at 13900 Riverport Drive, Maryland Heights, Missouri 63043. As a stockholder of record, you are cordially invited to attend the meeting in person. Regardless of whether you expect to be present at the meeting, please either complete, sign and date the enclosed proxy and mail it promptly in the enclosed envelope, or vote electronically via the Internet or telephone as described in greater detail in the proxy statement. Returning the enclosed proxy, or voting electronically or telephonically, will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Thomas M. Boudreau

Senior Vice President, General Counsel  and Secretary

13900 Riverport Drive

Maryland Heights, Missouri 63043

April 28, 2003

Even though you may plan to attend the meeting in person, please vote by telephone or the Internet, or execute the enclosed proxy card and mail it promptly. A return envelope (which requires no postage if mailed in the United States) is enclosed for your convenience. Telephone and Internet voting information is provided on your proxy card. Should you attend the meeting in person, you may revoke your proxy and vote in person.

1

EXPRESS SCRIPTS, INC.

13900 Riverport Drive

Maryland Heights, Missouri 63043

2003 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Express Scripts, Inc., a Delaware corporation (the “Company”), to be voted at the 2003 Annual Meeting of Stockholders of the Company (the “annual meeting” or the “meeting”) and any adjournment or postponement thereof. The meeting will be held at the principal executive offices of the Company, 13900 Riverport Drive, Maryland Heights, Missouri 63043, on Thursday, May 22, 2003, at 9:30 a.m. Central Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this proxy statement. This proxy statement and the accompanying proxy will be first sent or given to stockholders on or about April 28, 2003.

ABOUT THE MEETING

WHY DID I RECEIVE THIS PROXY STATEMENT?

Because you were a stockholder of the Company as of March 31, 2003 (the “Record Date”) and are entitled to vote at the annual meeting, the Board of Directors is soliciting your proxy to vote at the meeting.

This proxy statement summarizes the information you need to know to vote at the meeting. This proxy statement and form of proxy were first mailed to stockholders on or about April 28, 2003.

WHAT AM I VOTING ON?

You are voting on three items:

1.	Election of directors (see page 6)

2.	Approval of the Company’s Amended and Restated Executive Deferred Compensation Plan (see page 27)

3.	Ratification of PricewaterhouseCoopers LLP as independent accountants for 2003 (see page 30)

HOW DO I VOTE?

Stockholders of Record:    If you are a stockholder of record, there are four ways to vote:

•	by toll-free telephone at 1-800-PROXIES (1-800-776-9437)
•	by Internet at www.voteproxy.com
•	by completing and returning your proxy card
•	by written ballot at the meeting

Street Name Holders:    Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.” If your shares are held in street name you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or internet. Check your proxy card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Regardless of how your shares are registered, if you complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS?

The Board recommends the following votes:

1.	FOR each of the directors

2.	FOR approval of the Company’s Amended and Restated Executive Deferred Compensation Plan

3.	FOR approval of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2003

Unless you give instructions on your proxy card, the persons named as proxy holders will vote your shares in accordance with the recommendations of the Board of Directors.

WILL ANY OTHER MATTERS BE VOTED ON?

We do not know of any other matters that will be brought before the stockholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card gives authority to Barrett A. Toan and Barbara B. Hill to vote on such matters in their discretion.

WHO IS ENTITLED TO VOTE AT THE MEETING?

Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

HOW MANY VOTES DO I HAVE?

You will have one vote for every share of Express Scripts common stock you owned on the Record Date.

HOW MANY VOTES CAN BE CAST BY ALL STOCKHOLDERS?

77,223,625, consisting of one vote for each share of Express Scripts common stock outstanding on the Record Date. There is no cumulative voting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

The holders of a majority of the aggregate voting power of the common stock outstanding on the Record Date, or 38,611,813 votes, must be present in person, or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum. We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

In the election of directors, the affirmative vote of a plurality of the votes cast at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

For each other proposal, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. An abstention with respect to any such proposal will not be voted, although it will be counted for the purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in street name, your broker may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker specific instructions, your shares may not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

CAN I CHANGE MY VOTE?

Yes. Just send in a new proxy card with a later date, or cast a new vote by telephone or Internet, or send a written notice of revocation to the Company’s Corporate Secretary at the address on the cover of this proxy statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy not be used.

HOW CAN I ACCESS EXPRESS SCRIPTS’ PROXY MATERIALS AND ANNUAL REPORT ELECTRONICALLY?

This proxy statement and the 2002 annual report are available in the Investor Relations section of the Company’s website at http://www.express-scripts.com. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail by registering at our website. By electing to receive these materials electronically, you can save the Company the cost of producing and mailing these documents.

WHO CAN ATTEND THE ANNUAL MEETING?

Any Express Scripts stockholder as of March 31, 2003 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

If you return a proxy card without indicating your vote, your shares will be voted as follows: (i) for the nominees for director named in this proxy statement; (ii) for approval of the Company’s Amended and Restated Executive Deferred Compensation Plan; (iii) for ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2003; and (iv) in accordance with the recommendation of management on any other matter that may properly be brought before the meeting and any adjournment thereof.

VOTING SECURITIES

On the Record Date there were 77,223,625 outstanding shares of the Company’s Common Stock, $.01 par value per share (the “Common Stock”). Unless otherwise provided, all references to shares of Common Stock in this proxy statement have been adjusted to reflect the two-for-one stock split effective June 22, 2001, in the form of a stock dividend of one share for each outstanding share to holders of record on June 8, 2001 (the “2001 Stock Split”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 1, 2003 (unless otherwise noted) by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) the Chief Executive Officer and each of the four other most highly compensated executive officers (the “Named Officers”) and each director of the Company, and (iii) all executive officers and directors of the Company as a group. Included are amounts of shares which may be acquired on March 1, 2003 or within 60 days of March 1, 2003 pursuant to the exercise of stock options by employees or outside directors. Unless otherwise indicated, each of the persons or entities listed below exercises sole voting and investment power over the shares that each of them beneficially owns.

	Shares Beneficially Owned
Name and Address	Number	Percent of Class
Stuart L. Bascomb(1)	185,306	*
Gary G. Benanav(2)	13,334	*
Frank J. Borelli(3)	57,600	*
Barbara Hill(4)	60,000	*
Nicholas J. LaHowchic(5)	4,667	*
Thomas P. Mac Mahon(6)	7,167	*
John O. Parker, Jr.(7)	4,667	*
Seymour Sternberg(8)	19,334	*
Barrett A. Toan(9)	1,045,022	1.34%
Howard L. Waltman(10)	103,000	*
Norman Zachary(11)	52,000	*
David A. Lowenberg(12)	140,801	*
George Paz(13)	153,184	*
Directors and Executive Officers as a Group (23 persons)(14)	2,357,838	3.02%
New York Life Insurance Company; NYLIFE, LLC (15)(16)(17)	16,240,000	20.79%
Putnam, LLC; Marsh & McLennan Companies, Inc.; Putnam Investment Management, LLC; The Putnam Advisory Company, LLC (18)(19)	5,596,250	7.17%

*	Indicates less than 1%
(1)	Consists of options for 136,214 shares granted under the Company’s Amended and Restated 1992 and 1994 Stock Option Plans, and its 2000 Long Term Incentive Plan (collectively, the “Employee Stock Option Plans”), 23,907 restricted shares awarded under the 2000 Long Term Incentive Plan (“2000 LTIP”), 4,132 phantom shares representing fully-vested investments in the Company Stock Fund under the Company’s Executive Deferred Compensation Plan (the “EDCP”), and 21,053 shares owned by Mr. Bascomb, of which 6,600 shares are held as co-trustee (with shared voting and dispositive power) of a trust for the benefit of his mother. Excluded are 3,829 phantom shares representing unvested investments in the Company Stock Fund under the EDCP.
(2)	Consists of options for 11,334 shares granted under the Amended and Restated 1992 Stock Option Plan for Outside Directors (the “Outside Directors Plan”), and 2,000 shares owned by Mr. Benanav.
(3)	Consists of 57,600 shares granted under the Outside Directors Plan.
(4)	Consists of options for 40,000 shares granted under the 2000 LTIP and 20,000 restricted shares awarded under the 2000 LTIP.

(5)	Consists of 4,667 shares granted under the 2000 LTIP.
(6)	Consists of 4,667 shares granted under the 2000 LTIP, and 2,500 shares owned by Mr. Mac Mahon.
(7)	Consists of 4,667 shares granted under the 2000 LTIP.
(8)	Consists of options for 11,334 shares granted under the Outside Directors Plan, and 8,000 shares owned by Mr. Sternberg, but excludes 720 shares held by Mr. Sternberg’s son as to which shares Mr. Sternberg disclaims beneficial ownership.
(9)	Consists of options for 856,800 shares granted under the Employee Stock Option Plans, (See “Executive Compensation—Employment Agreements” for a description of the terms of his employment agreement with the Company governing his options), 52,000 shares owned by Mr. Toan, 8,000 shares owned by the Toan Family Trust, 126,000 restricted shares awarded under the 2000 LTIP, and 2,222 phantom shares representing fully-vested investments in the Company Stock Fund under the EDCP. Excluded are 25,499 phantom shares representing unvested investments in the Company Stock Fund under the EDCP.
(10)	Consists of options for 101,000 shares granted under the Outside Directors Plan, and 2,000 shares owned by Mr. Waltman.
(11)	Consists of options for 45,000 shares granted under the Outside Directors Plan, 3,500 shares held in a trust established by Mr. Zachary, and 3,500 shares held in a trust established by Mr. Zachary’s spouse.
(12)	Consists of options for 102,927 shares granted under the Employee Stock Option Plans, 7,042 shares owned by Mr. Lowenberg, 29,733 restricted shares awarded under the 2000 LTIP, and 1,099 phantom shares representing fully-vested investments in the Company Stock Fund under the EDCP. Excluded are 350 shares held by Mr. Lowenberg’s minor children, as to which Mr. Lowenberg disclaims beneficial ownership, and 4,768 phantom shares representing unvested investments in the Company Stock Fund under the EDCP.
(13)	Consists of options for 124,114 shares granted under the Employee Stock Option Plans, 4,853 shares owned by Mr. Paz, 23,907 restricted shares awarded under the 2000 LTIP, and 310 phantom shares representing fully-vested investments in the Company Stock Fund under the EDCP. Excluded are 4,877 phantom shares representing unvested investments in the Company Stock Fund under the EDCP.
(14)	Consists of options for 1,883,822 shares granted under the Outside Directors Plan and the Employee Stock Option Plans, 147,600 shares owned by directors and officers as a group, 311,146 restricted shares awarded under the 2000 LTIP, and 17,270 phantom shares representing fully-vested investments in the Company Stock Fund under the EDCP. Excluded are 57,723 phantom shares representing unvested investments in the Company Stock Fund under the EDCP.
(15)	The address for New York Life Insurance Company (“New York Life”) and NYLIFE, LLC (“NYLife”) is 51 Madison Avenue, New York, NY 10010.
(16)	The information with respect to the beneficial ownership of these shares as of December 31, 2002 has been obtained from a copy of an Amendment No. 4 to Schedule 13G filed February 14, 2003. Such filing reports that the beneficial owner shares voting power with respect to all of the shares reported but has sole dispositive power as to all of the shares reported. As of December 31, 2002, New York Life was the beneficial owner of 11,740,000 of the shares, and NYLife was the beneficial owner of 4,500,000 of the shares. Because New York Life owns the entire limited liability company interest of NYLife, it may, as a result, be deemed to be the beneficial owner of the shares held by NYLife. As described further in “Certain Relationships and Related Party Transactions – Relationship with New York Life” beginning on page 24, New York Life has retained the right to vote 6,900,000 shares of Common Stock which are subject to the Express Scripts Automatic Exchange Security Trust (the “Trust”), unless such shares are delivered pursuant to the terms of the Trust. New York Life and its subsidiaries have agreed to vote any shares of Common Stock that may be delivered by the Trust in the same proportion and to the same effect as the votes cast by our other stockholders at any meeting of stockholders, subject to certain exceptions including the election of directors. In addition, as also described in “Certain Relationships and Related Party Transactions—Relationship with New York Life” beginning on page 24, in August 2001 New York Life entered into a ten-year forward sale contract with respect to 4,500,000 shares of Common Stock. Absent the occurrence of certain accelerating events, New York Life retains the right to vote the shares subject to such forward sale contract, but is subject to restrictions on the transfer of such shares.
(17)	Messrs. Benanav and Sternberg, directors of the Company, are also directors and/or hold various executive positions with New York Life and/or NYLife, as described herein. They disclaim beneficial ownership of the Company’s Common Stock owned by NYLife or New York Life.
(18)	The address for Putnam, LLC, Putnam Investment Management, LLC and The Putnam Advisory Company, LLC is One Post Office Square, Boston, Massachusetts 02109, and the address for Marsh & McLennan Companies, Inc. is 1166 Avenue of the Americas, New York, New York 10036.
(19)	This is based in part on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003 by Putnam, LLC d/b/a Putnam Investments (“Putnam Investments”), on behalf of itself, of its parent, Marsh & McLennan Companies, Inc. (“M&MC”), and of its wholly-owned subsidiaries Putnam Investment Management, LLC, which beneficially owns 5,229,025 of such shares, and The Putnam Advisory Company LLC, which beneficially owns 367,225 of such shares. M&MC reports no voting or investment power with respect to the shares. Putnam Investments reports no sole voting or sole investment power with respect to the shares, but reports shared voting power with respect to 141,229 of such shares and shared investment power with respect to all of such shares. Putnam Investments and M&MC disclaim beneficial ownership of all of the shares reported.

I.    ELECTION OF DIRECTORS

The current term of office of all of the Company’s directors expires at the meeting. The Corporate Governance Committee of the Board has nominated all of the Company’s current directors to be re-elected to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named below. Unless otherwise specified, all proxies will be voted in favor of the eleven nominees listed below for election as directors of the Company.

The Board of Directors has no reason to expect that any of the nominees will be unable to stand for election at the date of the meeting or for good cause will not serve. If a vacancy occurs among the original nominees prior to the meeting, the proxies will be voted for a substitute nominee named by the Board of Directors and for the remaining nominees. Directors are elected by a plurality of the votes cast.

The Company and New York Life Insurance Company are parties to a Stockholder and Registration Rights Agreement which, among other things, requires New York Life and its subsidiaries to vote their shares for election of the eleven nominees, and gives New York Life the right to nominate up to two candidates for election to the Board, each subject to certain conditions as described in “Certain Relationships and Related Party Transactions—Relationship with New York Life—Stockholder and Registration Rights Agreement” beginning on page 25. Messrs. Benanav and Sternberg have been nominated by New York Life.

The following information is furnished as of March 1, 2003, with respect to each of the nominees for the Board of Directors:

Name, Position and Principal Occupation

Stuart L. Bascomb, 61, was elected a director of the Company in January 2000. Mr. Bascomb has been an Executive Vice President of the Company since March 1989, serving as Executive Vice President from December 2002 to present, as the Executive Vice President of Sales and Provider Relations from May 1996 to December 2002, and as the Executive Vice President and Chief Financial Officer from March 1992 until May 1996.

Gary G. Benanav, 57, was elected a director of the Company in January 2000. Mr. Benanav has been Vice Chairman and Executive Officer of New York Life Insurance Company, a life insurance and financial services company, since November 1999. He was Executive Vice President of New York Life from December 1997 until November 1999. He is also a director of New York Life and Barnes Group, Inc.

Frank J. Borelli, 67, was elected a director of the Company in January 2000. Mr. Borelli has been Senior Advisor and Retired Chief Financial Officer of Marsh & McLennan Companies (“M&MC”), a global professional services firm, since January 2001. Mr. Borelli was Senior Vice President and a director of M&MC from October 1984 until January 2001, and was also Chief Financial Officer of M&MC from October 1984 until January 2000. Mr. Borelli is also a director of The Interpublic Group of Companies Inc.

Barbara B. Hill, 50, was elected President and a director of the Company in April 2002. Ms. Hill previously served as a director of the Company from January 2000 until March 2001, at which time she resigned from the Board to avoid potential conflicts that might have arisen as a result of her employment with CIGNA HealthCare, a managed healthcare company. Prior to joining the Company, Ms. Hill was Senior Vice-President, Operations for CIGNA HealthCare from November 2000 to January 2002. Ms. Hill was also President and Chief Executive Officer of Rush Prudential Health Plans, a managed healthcare company (“Rush”), from 1996 until Rush was acquired by WellPoint Health Networks, Inc. (“WellPoint”), after which she remained with WellPoint through a transition period ending in June 2000.

Nicholas J. LaHowchic, 55, was elected a director of the Company in July 2001 to fill a vacancy on the Board. Mr. LaHowchic has been President and Chief Executive Officer of Limited Logistics Services, Inc. (“LLS”) since October 1997. LLS provides supply chain, compliance and procurement services to retailers including its parent, Limited Brands, Inc. Prior to joining LLS, Mr. LaHowchic was President, Becton Dickinson Supply Chain Services, a division of Becton Dickinson & Company from February 1991 to September 1997.

Thomas P. Mac Mahon, 56, was elected a director of the Company in March 2001. Mr. Mac Mahon has served as President and Chief Executive Officer and a member of the Executive and Management Committees of Laboratory Corporation of America (“LabCorp”), the second largest independent clinical laboratory company in the U.S., since January 1997. Mr. Mac Mahon has been a director of LabCorp since April 1995, serving as Chairman of the Board since April 1996, and as Vice Chairman from April 1995 until April 1996.

John O. Parker, Jr., 58, was elected a director of the Company in July 2001 to fill a vacancy on the Board. Mr. Parker has served as a Venture Partner with Rho Ventures LLC, venture capital firm since January 2002. Mr. Parker was a General Partner of Care Capital, LLC, a venture capital firm, from October 2000 to December 2001, and was Senior Vice President and Director of Information Resources of Smithkline Beecham from November 1991 to September 2000.

Seymour Sternberg, 59, was elected a director of the Company in March 1992. Mr. Sternberg currently is the Chairman and Chief Executive Officer of New York Life Insurance Company, a life insurance and financial services company, and has served in this capacity since April 1997. From October 1995 until October 2002, he was the President of New York Life, and from October 1995 until March 1997 he also held the position of Chief Operating Officer of New York Life. Mr. Sternberg is also a director/manager of various New York Life subsidiaries.

Barrett A. Toan, 55, was elected Chairman of the Board of the Company in November 2000, Chief Executive Officer in March 1992, and a director in October 1990. Mr. Toan has been an executive employee of the Company since May 1989 and served as President of the Company from October 1990 to April 2002. Mr. Toan is also an officer and director of several of the Company’s subsidiaries. Pursuant to Mr. Toan’s employment agreement, failure of the stockholders to elect Mr. Toan to the Board of Directors would entitle Mr. Toan to terminate his employment for “Good Reason” (as defined in the agreement). See “Executive Compensation—Employment Agreements” beginning on page 20. Mr. Toan is also a director of United States Cellular Corporation, a provider of wireless telephone services and a director of Sigma-Aldrich Corporation, a specialty chemical company.

Howard L. Waltman, 70, has been a director of the Company since its inception in September 1986, and served as Chairman of the Board of the Company from March 1992 until November 2000. Mr. Waltman also serves as a director of Emergent Group, Inc. and several privately held companies.

Norman Zachary, 76, was elected a director of the Company in March 1992. From June 1967 to November 1991, Mr. Zachary held various positions at Logica Data Architects, Inc. (formerly known as Data Architects, Inc.) (“Logica”), a consulting and software development company, including serving as President and a director until November 1990. The Corporate Governance Committee has waived the Company’s retirement age for directors with respect to Mr. Zachary.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Company’s Board of Directors is responsible for establishing broad corporate polices and for overseeing the overall management of the Company. In addition to considering various matters which require Board approval, the Board provides advice and counsel to, and ultimately monitors the performance of, the Company’s senior management.

During 2002, the Board conducted a comprehensive review of the Company’s corporate governance structure, and adopted revised versions of the Company’s Corporate Governance Guidelines as well as the Charters for each of the Board’s three committees. Copies of the Guidelines and Charters can be found in the Corporate Governance page on the Company’s Investor Relations website at www.express-scripts.com/other/investor (information on our website does not constitute part of this proxy statement). A copy of the revised Audit Committee Charter is also attached as Exhibit A to this proxy statement.

There are three committees of the Board of Directors: the Audit Committee, the Compensation and Development Committee, and the Corporate Governance Committee. Each committee is composed entirely of outside directors. The Board of Directors met six times in 2002. Each director attended at least 75% of the total number of meetings of the Board and the Board committees of which he or she was a member in 2002. The following table lists the members, primary functions and number of meetings held for each of the Committees:

Members	Principal Functions	Meetings in 2002

Audit Committee Frank J. Borelli (Chair) Thomas P. Mac Mahon Norman Zachary

•   Assist the Board in its oversight of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with regulatory requirements; (iii) the Company’s system of internal controls and the performance of the Company’s internal audit function; and (iv) the qualifications, independence and performance of the Company’s independent accountants.

•   Select, retain and oversee the Company’s independent accountants.

•   Review the Company’s annual and interim financial statements.

•   Establish procedures for the receipt and handling of complaints regarding accounting, internal accounting controls or auditing matters.

		6

Compensation & Development Committee Gary G. Benanav (Chair) Nicholas J. LaHowchic Howard L. Waltman	• Review and approve the Company’s stated compensation strategy. • Review annually the performance of the Company’s Chief Executive Officer. • Review and approve compensation, and set performance criteria for compensation programs, for all senior executives of the Company. • Review and make recommendations to the Corporate Governance Committee regarding compensation of Directors. • Approve forms of employment agreements for senior executives of the Company. • Approve and oversee the administration of the Company’s employee benefit plans and incentive compensation programs.	9

Corporate Governance Committee Howard L. Waltman (Chair) Frank J. Borelli John O. Parker, Jr. Seymour Sternberg

•   Establish criteria for membership of the Company’s Board of Directors and its committees.

•   Select and nominate candidates for election or reelection as directors at the Company’s annual stockholders’ meeting.

•   Consider stockholder nominations of candidates for election as directors.

•   Recommend candidates to fill any vacancies on the Board of Directors.

•   Review and make recommendations to the Board regarding the Company’s Corporate Governance Guidelines and the nature and duties of the committees of the Board.

•   Approve and make adjustments to the Company’s policies regarding compensation of Directors.

•   Develop and recommend to the Board a code of conduct and ethics and consider requests for waivers from such code.

		5

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Express Scripts, Inc. (the “Committee”) is composed of three directors who meet the independence requirements of Rule 4200(a)(14) of the National Association of Securities Dealers (“NASD”) listing standards. Since 1992 the Committee has operated under a Charter adopted by the Board of Directors. The Charter was comprehensively amended in 2000 and again in 2002 and is attached to this proxy statement as Exhibit A. The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting processes. Management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

The Committee submits the following report pursuant to Securities and Exchange Commission rules:

•	The Committee has reviewed and discussed with management and with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent auditors, the audited and consolidated financial statements of the Company for the year ended December 31, 2002 (the “Financial Statements”).

•	PwC has advised the management of the Company and the Committee that it has discussed with them all the matters required to be discussed by Statement of Accounting Standards 61, as modified, which include among other items, matters related to the conduct of the audit of the Financial Statements.

•	The Committee has received from PwC the written disclosures and the letter required by Independent Standards Board Standard No. 1 (which relates to the auditor’s independence from the Company and its related entities) and has discussed PwC’s independence with them.

•	Based upon the aforementioned review, discussions and representations of PwC, and the unqualified audit opinion presented by PwC on the Financial Statements, the Committee recommended to the Board of Directors that the Financial Statements be included in the Company’s Annual Report on Form 10-K.

Respectfully submitted,

Frank Borelli, Chairman

Thomas P. Mac Mahon

Norman Zachary

DIRECTORS’ COMPENSATION

Directors of the Company who are also employed by the Company or its subsidiaries do not receive compensation for serving as directors. During 2002, directors who were not employees of the Company, or its subsidiaries, received an annual retainer of $15,000 for Committee Chairpersons and $10,000 for the other non-employee directors, as well as a meeting fee of $1,500 for each meeting attended in person, and $500 for each telephonic meeting. The Company also reimburses non-employee directors for out-of-pocket expenses incurred in connection with attending Board and Committee meetings.

Under the Outside Directors Plan, effective January 24, 1996, each non-employee director who was first elected or appointed as a non-employee director on or after such date received a ten-year option to purchase 96,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock at the date of grant, which options became exercisable in five equal, annual installments. In addition, each non-employee director who was first elected or appointed as a non-employee director prior to January 24, 1996 received an option to purchase 40,000 shares at an exercise price equal to the fair market value of the Common Stock at the date of grant and vesting in two equal, annual installments.

Effective January 27, 1999, pursuant to an amendment to the Outside Directors Plan, each non-employee director who was first elected or appointed as a non-employee director prior to January 27, 1999, and was still serving in such capacity on such date, received an option to purchase 5,000 shares of Common Stock on such date, at an exercise price equal to the fair market value of the Common Stock on such date, in addition to any options previously granted. These additional options vested in three installments, with the final portion vesting on January 27, 2002.

Effective May 23, 2001, under the Express Scripts, Inc. 2000 Long-Term Incentive Plan, as amended (the “2000 LTIP”), each non-employee director who is first elected or appointed as a non-employee director after May 23, 2001 receives (i) an option to purchase 6,000 shares of the Company’s Common Stock on the date of the first Board of Directors meeting he or she attends as a non-employee director, and a like grant on each anniversary of such date, and (ii) an option to acquire 8,000 shares of the Company’s Common Stock on the date of the first Board of Directors meeting he or she attends as a non-employee director, and a like grant each third year thereafter. Such options have a purchase price of 100% of the fair market value of the shares on the date they are granted, and a seven-year term. These options vest at the rate of one-third each year and terminate immediately at such time as the individual ceases to be a non-employee director for any reason other than death or disability or change in control (as defined in the 2000 LTIP) of the Company, provided that if the non-employee director is 65 or older at the time of such cessation, any unexercisable portion terminates immediately, and any exercisable portion terminates three months after such cessation. If the optionee ceases to be a non-employee director because of death or disability, all options are immediately exercisable and terminate three months after such cessation. In the event of a change in control (as defined in the 2000 LTIP) of the Company, the options fully vest.

REPORT OF THE COMPENSATION COMMITTEE  ON EXECUTIVE COMPENSATION

The Compensation and Development Committee of the Board of Directors (the “Committee”) administers the Company’s compensation plans, including the Company’s Long-Term Incentive Plan and its Executive Deferred Compensation Plan. The Committee’s overall recommendations regarding compensation are subject to approval of the Board of Directors.

Compensation Plan

The Company’s general compensation policy for its executive officers, including the Chief Executive Officer (“CEO”), is to provide short-term compensation consisting of two components, a fixed base salary and a cash bonus that is awarded based upon achievement of specific short-term financial and non-financial objectives for the executive and the Company, and long-term compensation consisting of a mix of equity-based programs, primarily options to purchase the Company’s stock and grants of restricted stock. The option and restricted stock awards are based upon the Committee’s judgment as to the relative contribution of each executive to the long-term success of the Company. The Company has adopted a non-qualified deferred compensation plan for executives and has entered into employment agreements with certain key executives.

The CEO consults with the Committee regarding the compensation of the Company’s executive and senior vice presidents. The Committee reviews executive compensation at least on an annual basis. The Company’s policy is to combine short-term compensation, long-term incentive compensation and other components of the compensation package for executives to create a total compensation package that is competitive with compensation packages for executive officers of similarly sized companies in comparable businesses.

During 2002, the Company engaged a nationally recognized consulting firm to review compensation levels for the Company’s executive officers. The study was based on a group of comparable companies in health care and technology intensive businesses, together with other companies with high-growth characteristics similar to those of the Company (the “Comparable Companies”). These companies included companies different from those in the peer group index in the Company’s performance graph. The consultant compared compensation for the Company’s executive officers, including its CEO, against the total compensation received by executives in comparable positions at the Comparable Companies. After reviewing the consultant’s report, the Committee determined that compensation for the Company’s senior executives was in line with compensation at the Comparable Companies, and no material adjustments to compensation were made for 2003.

The Committee continues to evaluate the impact of Section 162(m) of the Internal Revenue Code on the deductibility of executive officer compensation. The Committee endeavors to maximize the deductibility of compensation to the extent practicable while maintaining competitive compensation.

Components of Executive Compensation

Base Salary:    The Committee determines the salary ranges for each executive officer position in the Company based upon the level and scope of responsibilities of the position and the pay levels of similarly positioned executive officers in companies deemed comparable by the Committee. The CEO’s evaluation of the level of responsibility of each position (other than his own) and the performance of each other executive officer is of paramount importance when base salary is determined.

Annual Bonus Compensation:    Each executive officer’s bonus for 2002 (other than the bonuses for the CEO and the President) has two components: (i) an amount based on the Company’s profitability goal for the year, and (ii) an amount based on the achievement of work plan goals for the executive officer’s department. For each executive officer, each component of the bonus is expressed as a specific dollar amount. In general, the profitability component represents approximately 60% of the total annual bonus amount, and the departmental work plan component represents approximately 40% of the total bonus amount, with the exception of the Company’s President for whom 100% of the annual bonus amount is based on the achievement of the Company’s overall work plan and profitability goals. The potential bonus amount for 2002 for the executive officers (other than the CEO and the President) is between approximately 50% and 68% of their respective base salaries, depending on the extent to which an executive officer’s department can help meet certain Company-wide goals. The potential bonus amount for 2002 for the Company’s President is 80% of her base salary. For fiscal 2002, the Company continued a program first implemented for fiscal 2000 pursuant to which all bonus-eligible employees, including each executive officer can earn up to 200% of his or her potential bonus, depending upon the Company’s achievement of certain “stretch” work plan and financial goals.

Executive officers are eligible for annual bonus payments only to the extent that the Company meets certain predetermined profitability goals, which are approved by the Board in its annual review of the Company’s budget. For 2002, the goals were principally based on the Company’s budgeted net income. If the Company meets these profitability goals, the executive will receive the specified profitability portion of the bonus. The CEO’s bonus is based on the achievement of the Company’s overall work plan and profitability goals.

In determining the amount of the departmental work plan bonus component to be paid, the Committee examines the executive’s individual contribution to his or her departmental work plan and the extent to which the departmental work plan goals have been achieved. The departmental work plan goals are determined based upon the departmental function, and include such items as development and marketing of new products and programs within a specified time frame, systems enhancements to support new products and programs, improvements in mail service pharmacy processing costs and enhancements in the provider networks. The work plan components of the bonus for 2002 are available only to the extent that the Company’s overall 2002 profitability goals were achieved.

For 2002, actual aggregate bonuses paid to current executive officers, including the CEO, represented approximately 52% of the salaries and bonuses paid to these officers, compared to 66% for 2001. Actual aggregate bonuses paid to all current executive officers who received bonuses for 2002 represented approximately 175% of the total bonuses targets for these executive officers and approximately 17% of the total bonus amounts paid to all employees for 2002, compared to 128% and 20%, respectively, in 2001. As described above, the Company continued a program first instituted in 2000 pursuant to which all bonus-eligible employees could earn up to 200% of their total potential bonus for 2002, which resulted in the payouts in excess of 100%.

For 2003, the Company will continue its “stretch” bonus program, which the Company and the Committee believe has been a key factor in the Company’s continued financial success. However, the 2003 bonus program will place increased emphasis on achievement of personal and departmental work plan objectives.

Long Term Incentive Compensation:    Long-term incentive compensation is provided in the form of either stock options or grants of restricted stock. These equity awards are designed to align the executive’s compensation more directly with stockholder value by linking a substantial portion of the executive’s compensation to the performance of the Company’s stock. Long-term compensation also is designed to encourage executives to make career commitments to the Company.

In May 2001, the Company’s stockholders ratified and approved the adoption of the Company’s 2000 Long-Term Incentive Plan (the “2000 LTIP”). The 2000 LTIP superseded the Company’s 1992 and 1994 Employee Stock Option Plans and the Company’s 1992 Stock Option Plan for Outside Directors (the “Prior Plans”). The Prior Plans provided only for the issuance of stock options. The Company’s compensation consultants recommended that the Company adopt a long-term incentive plan permitting the issuance of other forms of equity-based compensation in order to create a better overall mix of compensation elements.

Each executive officer receives an option grant upon employment with the Company (or upon promotion to senior executive status), and typically receives an annual grant of additional stock options thereafter. In 2000 each executive officer also received a grant of restricted stock. The restrictions prohibit sale or transfer of the restricted stock for a period of five years; however, these restrictions would lapse sooner based on the Company meeting certain financial targets for the years 2000, 2001 and 2002. These financial targets were met, resulting in full vesting of this grant of restricted stock. The restricted stock grants made in 2000 were in amounts intended to approximate the number of shares of restricted stock that would be awarded over a period of three years under a hypothetical annual restricted stock grant program that would be supplemental to the Company’s annual option grant program.

Subject to the Committee’s approval of accelerated vesting goals for 2003, 2004 and 2005, the Company intends to continue the restricted stock grant program for executives for these years. Based on the success of the earlier program, the Company may expand the program to include a larger number of employees.

The size of an executive’s equity compensation awards are based upon the CEO’s and the Committee’s subjective evaluation of the contribution that the executive officer is expected to make to overall growth and profitability of the Company during the vesting period of the options. The Committee also considers long-term incentive compensation levels at the Comparable Companies.

Stock options are granted with an exercise price equal to the market value on the date of grant and constitute compensation only if the Company’s stock price increases thereafter. The Committee has discretion to determine the vesting schedule for each option grant and generally makes grants that become exercisable in equal amounts over three years. Except in the cases of retirement, disability or death, in general, executives must be employed by the Company at the time of vesting in order to exercise their options. Reference is made to the text of the 2000 LTIP for detailed information on the terms of the plan.

The Company does not currently expense the compensation element associated with its employee stock options. However, in the footnotes to the Company’s financial statements the Company discloses the effect that fully expensing stock options would have on the Company’s financial statements.

Deferred Compensation Plan:    In December 1998, the Board of Directors adopted the Express Scripts, Inc. Executive Deferred Compensation Plan (the “EDCP”), which also serves as a supplemental retirement plan for executives. The EDCP provides eligible senior and vice-president-level executive employees of the Company and its subsidiaries the opportunity to (i) defer the receipt and taxation of up to 50% of the individual’s annual base salary and 100% of his or her annual bonus, and (ii) receive certain annual and past-service contributions from the Company that represent a percentage of the individual’s salary and cash bonus compensation. Amounts deferred by participants and Company contributions are assumed to have been invested in any of a number of mutual funds and a Company Common Stock fund, and the returns that the Company will pay on the participants’ accounts are equal to the gain or loss on such hypothetical investments. The Committee believes, therefore, that the Company does not promise an above-market return on any participant’s account. Other than the EDCP and the Company’s 401(k) Plan, the Company does not provide any pension or other retirement plan to its senior executives.

The Company’s annual contribution to the EDCP for senior executives for 2002 was equal to six percent (6%) of each participating executive’s cash compensation during the year. The purpose of the EDCP is to provide key executives with more competitive retirement and capital accumulation benefits, to retain and provide incentive to the Company’s key executives, and to increase the Company’s ability to attract mid-career executives to senior executive positions with the Company. Any compensation deferred under the EDCP would not be included in the $1,000,000 limit provided for under Section 162(m) of the Internal Revenue Code until the year in which distributions from the EDCP are actually made to the participants. Twelve of the Company’s executive officers, including all of the Named Officers, currently participate in the EDCP. See “II. Proposal to Approve the Express Scripts, Inc. Amended and Restated Executive Deferred Compensation Plan” for additional information regarding the EDCP and certain proposed amendments to the plan.

Executive Officer Employment Agreements

The Company has entered into long-term employment agreements with certain key executives of the Company. See “Executive Compensation—Employment Agreements—Employment Agreements with Other Executive Officers” beginning on page 22 for additional information.

The Chief Executive Officer’s Compensation

The Committee evaluates the performance of the CEO for purposes of recommending to the Board his annual base pay adjustment and annual bonus award. The Committee also determines his annual long-term incentive award. The factors considered in evaluating the CEO’s salary in 2002 related to the overall performance of the Company, particularly the increase in revenues, net income and earnings per share, which were evaluated by the Committee.

Under his employment agreement with the Company, during 2002 the CEO could earn an annual bonus of up to 100% of his base salary for 2002 based upon achievement of performance objectives set by the Board upon recommendation of the Committee. Mr. Toan’s bonus award for 2002 performance was recommended by the Committee based upon the Company’s attainment of its profitability goals and for his performance of the 2002 non-financial work plan objectives.

In November, 2000, the Company entered into an amendment to Mr. Toan’s employment agreement. The principal terms of the amendment were:

•	The term of the agreement was extended from March 31, 2002 until March 31, 2005, with a provision permitting Mr. Toan to resign the office of CEO after March 31, 2004, but permitting him to continue to serve as Chairman of the Board until March 31, 2005.

•	Mr. Toan received a grant of 100,000 shares of restricted stock, vesting on March 31, 2005. In addition, he received an option grant of 180,000 shares, vesting in three equal increments on March 31 of 2003, 2004 and 2005, respectively. All grants were made at fair market value on the date of grant.

•	Mr. Toan received a special $3,500,000 Company contribution to his account in the Executive Deferred Compensation Plan, vesting on March 31, 2005. Of this amount, 25% is required to be invested in “phantom,” or hypothetical, shares of the Company’s common stock.

See “Executive Compensation—Employment Agreements—Employment Agreement with Mr. Toan” beginning on page 20 for additional information regarding the CEO’s employment agreement.

February 28, 2003

COMPENSATION AND DEVELOPMENT COMMITTEE

Gary Benanav, Chairman

Nicholas LaHowchic

Howard Waltman

The Report of the Audit Committee, the Report of the Compensation Committee Report on Executive Compensation and the performance graph below will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation and Development Committee is comprised of Gary Benanav (Chair), Nicholas LaHowchic and Howard Waltman, none of whom are employees or current or former officers of the Company.

PERFORMANCE GRAPH

The following performance graph compares the cumulative total stockholder return of the Company’s Common Stock, commencing December 31, 1997, with the cumulative total return on the Standard & Poor’s Health Care 500 Index and the Standard & Poor’s 500 Index, to the end of 2002. These indices are included only for comparative purposes as required by Securities and Exchange Commission rules and do not necessarily reflect management’s opinion that such indices are an appropriate measure of the relative performance of the Common Stock. They are not intended to forecast possible future performance of the Common Stock.

Total Return to Shareholders

(Dividends reinvested monthly)

Company/Index	Base Period Dec 97	Indexed Returns Years Ending
		Dec 98	Dec 99	Dec 00	Dec 01	Dec 02
EXPRESS SCRIPTS, INC.	100	223.75	213.33	340.83	311.73	320.27
S & P 500 INDEX	100	128.58	155.63	141.46	124.65	97.10
S & P 500—HEALTH CARE	100	143.88	128.54	176.16	155.12	125.92

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for all services rendered in all capacities to the Company for the fiscal years ended December 31, 2002, 2001 and 2000, by the Named Officers:

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary($)		Bonus($)		Restricted Stock Awards($)		Securities Underlying Options(#)		All Other Compensation($)

Barrett A. Toan	2002	750,000	(1)	1,303,500	(1)	—		42,800	(3)	138,800	(6)
Chairman, Chief Executive Officer and Director	2001 2000	696,152 650,000	(1) (1)	1,430,000 1,170,000	(1) (1)	— 4,898,938	(2)	60,000 258,000	(4) (5)	118,769 86,300	(7) (8)

Stuart L. Bascomb	2002	345,000		364,432	(9)	—		10,400	(3)	51,260	(17)
Executive Vice President and Director	2001 2000	339,520 315,772		376,000 359,495	(9) (10)	697,125 450,065	(11)(12) (13)(14)	44,800 18,000	(15) (16)	50,714 37,023	(18) (19)

Barbara B. Hill	2002	370,192		783,450	(9)	1,098,000	(20)	148,000	(21)	922,212	(23)
President and Director	2001 2000	— —		— —		— —		— 96,000	(22)	— 19,000	(24)

David A. Lowenberg	2002	400,000		471,308	(9)	—		13,750	(3)	60,080	(29)
Chief Operating Officer	2001 2000	302,923 370,000		468,000 588,513	(9) (25)	836,550 592,900	(11)(26) (13)(27)	51,500 33,000	(28) (16)	54,567 40,000	(30) (31)

George Paz	2002	340,000		368,320	(9)	—		11,100	(3)	201,332	(33)
Senior Vice President and Chief Financial Officer	2001 2000	333,217 305,532		382,200 348,076	(9) (10)	697,125 450,065	(11)(12) (13)(14)	44,500 18,000	(32) (16)	49,587 36,368	(34) (35)

(1)	Represents compensation awarded pursuant to the current and prior employment agreement between Mr. Toan and the Company (see “Executive Compensation—Employment Agreements” beginning on page 20) and the Company’s annual bonus plan.
(2)	Consists of 39,000 shares of restricted stock awarded on August 9, 2000, and valued at $33.6875 per share, the closing price on August 9, 2000, and 100,000 shares of restricted stock awarded on November 7, 2000, and valued at $35.78125 per share, the closing price on November 7, 2000. As of December 31, 2002, Mr. Toan held an aggregate amount of 126,000 shares of restricted stock with a value of $6,053,040, based on a per share value of $48.04, the closing price on December 31, 2002. The 39,000 shares awarded on August 9, 2000 were scheduled to vest on August 9, 2005; provided, that (a) based on the achievement by the Company of certain financial performance targets for both 2000 and 2001, then one-third of the restricted shares would vest at such time as the Compensation Committee determines that such targets have been met (the Compensation Committee determined that such targets had been met and the restrictions lifted on 13,000 of such shares on February 5, 2002), and (b) if the Company also met certain financial performance targets for 2002, then the remaining two-thirds of the restricted shares would vest at such time as the Compensation Committee determines that such targets had been met (the Compensation Committee determined that such targets had been met and the restrictions lifted on 26,000 of such shares on March 5, 2003). The 100,000 shares awarded on November 7, 2000 are scheduled to vest on March 31, 2005. The vesting of the restricted shares held by Mr. Toan may be accelerated upon the occurrence of certain events, as described in detail in “Employment Agreements—Employment Agreement with Mr. Toan” beginning on page 20.
(3)	Consists of stock options awarded on December 18, 2002
(4)	Consists of stock options awarded on November 12, 2001.

(5)	Consists of 78,000 stock options awarded on April 5, 2000 and 180,000 stock options awarded on November 7, 2000.
(6)	Consists of basic company credit contribution of $130,800 by the Company under the EDCP and $8,000 matching contribution in connection with the Company’s 401(k) Plan.
(7)	Consists of basic company credit contribution of $111,969 by the Company under the EDCP and $6,800 matching contribution in connection with the Company’s 401(k) Plan.
(8)	Consists of basic company credit contribution of $79,500 by the Company under the EDCP and $6,800 matching contribution in connection with the Company’s 401(k) Plan.
(9)	Represents compensation awarded pursuant to the current employment agreement between Named Officer and the Company (see “Executive Compensation—Employment Agreements” beginning on page 20) and the Company’s annual bonus plan.
(10)	Consists of amounts earned pursuant to the Company’s annual bonus plan.
(11)	All of these restricted shares are scheduled to vest on December 31, 2003 subject to the provisions of the Named Officer’s employment agreement with the Company.
(12)	Consists of 15,000 shares of restricted stock awarded on May 23, 2001 and valued at $46.475 per share, the closing price on May 23, 2001. As of December 31, 2002, Messrs. Bascomb and Paz each held an aggregate amount of 23,907 shares of restricted stock with a value of $1,148,492, based on a per share value of $48.04, the closing price on December 31, 2002.
(13)	All of these restricted shares were scheduled to vest on August 9, 2005; provided, that (a) based on the achievement by the Company of certain financial performance targets for both 2000 and 2001, then one-third of the restricted shares would vest at such time as the Compensation Committee determines that such targets have been met (the Compensation Committee determined that such targets had been met and the restrictions lifted on one-third of such shares on February 5, 2002), and (b) if the Company also met certain financial performance targets for 2002, then the remaining two-thirds of the restricted shares would vest at such time as the Compensation Committee determines that such targets had been met (the Compensation Committee determined that such targets had been met and the restrictions lifted on the remaining two-thirds of such shares on March 5, 2003). Dividends are paid on restricted stock awards at the same rate as paid to all shareholders.
(14)	Consists of 13,360 shares of restricted stock awarded on August 9, 2000 and valued at $33.6875 per share, the closing price on August 9, 2000.
(15)	Consists of 28,800 stock options awarded on May 23, 2001 and 16,000 stock options awarded on November 12, 2001.
(16)	Consists of stock options awarded on April 5, 2000.
(17)	Consists of basic company credit contribution of $43,260 by the Company under the EDCP and $8,000 matching contribution in connection with the Company’s 401(k) Plan.
(18)	Consists of basic company credit contribution of $43,914 by the Company under the EDCP and $6,800 matching contribution in connection with the Company’s 401(k) Plan.
(19)	Consists of basic company credit contribution of $30,223 by the Company under the EDCP and $6,800 matching contribution in connection with the Company’s 401(k) Plan.
(20)	Consists of 20,000 shares of restricted stock awarded on April 15, 2002, and valued at $54.90 per share, the closing price on April 15, 2002, all of which are scheduled to vest on April 14, 2005 subject to the provisions of Ms. Hill’s employment agreement with the Company. As of December 31, 2002, Ms. Hill held an aggregate amount of 20,000 shares of restricted stock with a value of $960,800, based on a per share value of $48.04, the closing price on December 31, 2002.
(21)	Consists of 120,000 stock options awarded on April 15, 2002 and 28,000 stock options awarded on December 18, 2002.
(22)	Consists of 96,000 stock options awarded to Ms. Hill under the Outside Directors Plan during her previous tenure as a Director of the Company. 9,600 of these options were exercised in February 2001 and the remainder were terminated upon Ms. Hill’s resignation from the Board in March 2001.
(23)	Consists of (i) a deferred bonus in the amount of $900,000 credited to Ms. Hill’s account in the EDCP which vests on April 14, 2005, subject to the provisions of Ms. Hill’s employment agreement with the Company, and (ii) a basic company credit contribution of $22,212 by the Company under the EDCP.
(24)	Consists of Directors’ fees paid to Ms. Hill during her previous tenure as a Director of the Company, during which she was not an officer or employee of the Company.
(25)	Consists of amounts earned pursuant to the Company’s annual bonus plan and amounts earned for integration bonuses awarded in connection with the Company’s acquisition of ValueRx and Diversified Pharmaceutical Services.
(26)	Consists of 18,000 shares of restricted stock awarded on May 23, 2001 and valued at $46.475 per share, the closing price on May 23, 2001. As of December 31, 2002, Mr. Lowenberg held an aggregate amount of 29,733 shares of restricted stock with a value of $1,428,373, based on a per share value of $48.04, the closing price on December 31, 2002.

(27)	Consists of 17,600 shares of restricted stock awarded on August 9, 2000, and valued at $33.6875 per share, the closing price on August 9, 2000.
(28)	Consists of 31,500 stock options awarded on May 23, 2001 and 20,000 stock options awarded on November 12, 2001.
(29)	Consists of basic company credit contribution of $52,080 by the Company under the EDCP and $8,000 matching contribution in connection with the Company’s 401(k) Plan.
(30)	Consists of basic company credit contribution of $47,767 by the Company under the EDCP and $6,800 matching contribution in connection with the Company’s 401(k) Plan.
(31)	Consists of basic company credit contribution of $33,200 by the Company under the EDCP and $6,800 matching contribution in connection with the Company’s 401(k) Plan.
(32)	Consists of 28,500 stock options awarded on May 23, 2001 and 16,000 stock options awarded on November 12, 2001.
(33)	Consists of (i) a special deferred bonus in the amount of $150,000 credited to Mr. Paz’s account in the EDCP which generally vests on December 31, 2004, subject to the provisions of Mr. Paz’s employment agreement with the Company, (ii) a basic company credit contribution of $43,332 by the Company under the EDCP, and (iii) $8,000 matching contribution in connection with the Company’s 401(k) Plan.
(34)	Consists of basic company credit contribution of $42,787 by the Company under the EDCP and $6,800 matching contribution in connection with the Company’s 401(k) Plan.
(35)	Consists of basic company credit contribution of $29,568 by the Company under the EDCP and $6,800 matching contribution in connection with the Company’s 401(k) Plan.

See “Report of the Compensation Committee on Executive Compensation—Components of Executive Compensation—Deferred Compensation Plan” on page 13 for a description of the vesting provisions of that plan.

Stock Options

The table below sets forth certain information on the grants of stock options to the Named Officers pursuant to the 2000 LTIP during 2002.

OPTION GRANTS IN FISCAL YEAR 2002

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price ($/Sh)		Expiration Date	Grant Date Present Value ($)(2)
Barrett A. Toan	42,800	(3)(4)	4.58%	47.95	(5)	12/18/09	1,104,240

Stuart L. Bascomb	10,400	(3)(4)	1.11%	47.95	(5)	12/18/09	268,320

Barbara B. Hill	120,000 28,000	(6)(4) (3)(4)	12.84% 3.00%	54.90 47.95	(5) (5)	4/15/09 12/18/09	3,544,800 722,400
David A. Lowenberg	13,750	(3)(4)	1.47%	47.95	(5)	12/18/09	354,750

George Paz	11,100	(3)(4)	1.19%	47.95	(5)	12/18/09	286,380

(1)	Total options granted to employees in fiscal year 2002 includes all options granted to employees in 2002.
(2)	Such estimated value is derived using the Black-Scholes method taking into account the following key assumptions: (a) volatility of 57.7% calculated using daily stock prices for the 36-month period prior to each respective grant date; (b) 0% dividend yield; (c) an interest rate of 4.33% which represents the average interest rate on a U.S. Treasury security on the applicable date of grant with a maturity date corresponding to that of the option term; (d) 7-year expected option term; (e) an exercise price equal to the fair market value on the date of grant; and (f) a vesting schedule as set forth in these footnotes. The resulting Black-Scholes value was discounted by approximately 13.2% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date. The actual value of the options will depend on the excess of the market price of the shares over the exercise price on the date the options are exercised, and may vary significantly from the theoretical values estimated by the Black-Scholes model.
(3)	Consists of options awarded on December 18, 2002 and vesting at 33 1/3% per year on each of the first three anniversaries of the date of grant.
(4)

In the event of a “change in control” of the Company (as defined in the 2000 LTIP), the options will become fully exercisable. Afterwards, if there is no public market for the Company’s stock, or the common stock for which the Company’s common stock is exchanged, then any unexercised options will be repurchased by the Company based on the

“change in control price” (as defined) for the underlying shares. The options become fully exercisable for one year upon termination of employment if the employee dies, become disabled, or retires. The options expire if the employee is terminated for cause, and if the employee is terminated for any other reason, the options are exercisable, to the extent that they were exercisable before termination, for up to one year. The foregoing terms are subject to the terms of the employment agreements of the Named Officers. See “Employment Agreements” below.

(5)	Represents the closing price per share as reported on Nasdaq on the date of grant, which represent the fair market value on the date of the grant as defined in the applicable stock option plan.
(6)	Consists of options awarded on April 15, 2002, pursuant to Ms. Hill’s employment agreement with the Company, and vesting at 33 1/3% per year on each of the first three anniversaries of the date of grant.

The Company did not grant any stock appreciation rights in 2002.

The table set forth below provides certain information with respect to the 2002 fiscal year-end value of options to purchase the Company’s Common Stock granted to the Named Officers and options exercised during such period.

AGGREGATED OPTION EXERCISES IN FISCAL 2002

AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable/ Unexercisable	Value of Unexercised In- the-Money Options at Fiscal Year End ($) Exercisable/ Unexercisable (2)
Barrett A. Toan	0	N/A	856,800/0	$41,160,672/$0
Stuart L. Bascomb	0	N/A	136,214/58,786	$6,543,720/$2,824,070
Barbara B. Hill	0	N/A	0/148,000	$0/ $311,520
David A. Lowenberg	111,320	$4,526,710	102,927/72,003	$4,944,613/$3,459,024
George Paz	52,000	$2,008,280	124,114/63,086	$5,962,437/$3,030,651

(1)	Based on the difference between the sale price and the exercise price.
(2)	Based on $48.04, the closing price of the Common Stock as reported on Nasdaq on December 31, 2002. On March 31, 2003, the closing price of the Common Stock was $55.69.

Equity Compensation Plans

The following table summarizes information as of December 31, 2002 relating to the Company’s equity compensation plans under which equity securities are authorized for issuance.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted Average of outstanding options, warrants, rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans approved by security holders	6,472,407	$31.50	2,687,863(1)(2)
Equity Compensation plans not approved by security holders	0	—	0

Total	6,472,407	$31.50	2,687,863(1)(2)

(1)

The number of shares available for distribution under the 2000 LTIP automatically increased by 1,400,000 shares on January 1, 2003, and will increase by an additional 1,400,000 shares on January 1, 2004. The number of shares available for distribution under the 2000 LTIP is also increased by any shares made available as a result of forfeitures of awards made under the Company’s Amended and Restated 1992 Stock Option Plan, Amended and Restated 1994 Stock Option Plan or Amended and Restated 1992 Stock Option Plan for Outside Directors.

(2)	Includes 2,490,184 shares remaining available for future issuance under the 2000 LTIP. The 2000 LTIP provides of the issuance of restricted stock awards and a portion of these remaining shares will likely be issued as restricted stock awards.

Employment Agreements

Employment Agreement with Mr. Toan

Effective as of April 1, 1999, the Company entered into a new employment agreement (the “Employment Agreement”) with Mr. Toan for an initial term extending through March 31, 2002, with optional one-year renewal periods thereafter, pursuant to which Mr. Toan will serve as the Company’s Chief Executive Officer and a member of the Board of Directors. The Employment Agreement replaced a previous employment agreement, which would have expired no earlier than March 31, 2002. In November 2000, the Company entered into an amendment (the “2000 Amendment”) to Mr. Toan’s Employment Agreement, which extended the term of the Employment Agreement from March 31, 2002 until March 31, 2005, with a provision permitting Mr. Toan to resign the office of CEO after March 31, 2004, but permitting him to continue as Chairman of the Board until March 31, 2005.

The Employment Agreement provides for an annual base salary of $650,000, subject to increase in the discretion of the Board of Directors and which may not be reduced after any increase. Mr. Toan’s base salary was increased to $750,000 for 2002. Pursuant to the Employment Agreement, Mr. Toan is also eligible to participate in the Company’s Annual Bonus Plan for senior executives and will be eligible for target bonuses thereunder of a minimum of 100% of his annual base salary, payment of which will depend upon the Company meeting certain targeted financial objectives determined each year by the Board of Directors in its discretion.

Pursuant to the 2000 Amendment, Mr. Toan received a special $3,500,000 Company contribution to his account in the EDCP, vesting on March 31, 2005. This contribution is subject to forfeiture in the event Mr. Toan’s employment terminates prior to March 31, 2005 for any reason other than (i) termination by the Company without “Cause,” (ii) termination on account of death, “Disability” or “Retirement” or (iii) termination for “Good Reason” by Mr. Toan (as each such capitalized term is defined in the Employment Agreement).

Pursuant to the Employment Agreement, on May 26, 1999, Mr. Toan received a one-time grant of nonqualified options to purchase 140,000 shares of Common Stock at an exercise price equal to the fair market value of Common Stock on the date of grant, with said options vesting in five equal annual installments on each of the first five anniversaries of the date of grant. Pursuant to the 2000 Amendment, on November 7, 2000, Mr. Toan received an additional grant of nonqualified stock options to purchase 180,000 shares of Common Stock at an exercise price equal to the fair market value of Common Stock on the date of grant, with the underlying stock relating to said options vesting in three equal increments on March 31 of 2003, 2004 and 2005, respectively. In addition, pursuant to the 2000 Amendment, Mr. Toan received a grant of 100,000 shares of restricted stock, vesting on March 31, 2005. Subject to the Board’s sole discretion, Mr. Toan will continue to be eligible to receive annual option grants under the Company’s employee stock option plans, as determined by the Compensation Committee.

Prior to the 2000 Amendment, the Employment Agreement provided that Mr. Toan’s stock options granted under the employee stock option plans (including stock options expressly granted under the Employment Agreement and those granted prior to the date of the Employment Agreement), and all of Mr. Toan’s restricted shares acquired upon exercise of such options, will become fully vested upon (i) a “Change of Control,” (ii) termination of Mr. Toan’s employment by the Company without “Cause,” (iii) termination by Mr. Toan for “Good Reason” and (iv) Mr. Toan’s death or “Disability” (as each such capitalized term is defined in the Employment Agreement). In addition to the foregoing, the 2000 Amendment provides that any restricted stock granted pursuant to the Employment Agreement (plus any restricted stock granted prior to or after the 2000 Amendment) will become fully vested upon the occurrence of any of the aforementioned events. The 2000 Amendment also provides that all of Mr. Toan’s stock options and restricted stock (including grants made pursuant to the express terms of the Employment Agreement, as described in the preceding paragraph, and all grants prior to or after the 2000 Amendment) will become fully vested if Mr. Toan is still employed by the Company (including any service solely as Chairman of the Board) on March 31, 2005.

Pursuant to the 2000 Amendment, Mr. Toan’s post-employment exercise rights pertaining to his stock options were modified in certain respects. Prior to the 2000 Amendment, the Employment Agreement provided that, upon the occurrence of any of the events described in (i) through (iv) in the preceding paragraph,  Mr. Toan’s options will remain exercisable for 18 months after such event (or until the expiration date of the option, if the remaining term of the option is less than 18 months). In contrast, pursuant to the 2000 Amendment, upon the occurrence of any of the events described in (i) through (iv) (or if Mr. Toan’s employment terminates for any reason other than for Cause on or after March 31, 2005), Mr. Toan’s options will remain exercisable until the expiration date of the option, and all restricted shares will fully vest. Otherwise, Mr. Toan may only exercise his vested options within 30 days after termination of his employment if termination is by the Company for Cause or by Mr. Toan without Good Reason.

Pursuant to Mr. Toan’s previous employment agreement, effective upon the Company’s initial public offering in June 1992, Mr. Toan received options to purchase 560,000 shares of common stock under the 1992 Plan, at an exercise price of $1.625 per share, and he has received additional options on an annual basis.

The Employment Agreement also provides Mr. Toan the right to tender to the Company, within 12 months after his termination without Cause, for Good Reason or upon death or Disability, shares of common stock equal to the greater of (a) the number of shares subject to options granted to him during the calendar year preceding such termination or (b) 140,000 shares (with (a) and (b) adjusted for any stock splits occurring after the date of grant and the date of the Employment Agreement, respectively). In such event, the Company must repurchase such shares for the “Fair Market Value” (as defined in the Employment Agreement) of such shares as of the date of tender. Under the Employment Agreement, however, Mr. Toan’s right to tender such shares will not become effective until and unless the Financial Accounting Standards Board formally adopts new accounting rules such that such right would not require the Company to use “variable plan accounting” or similar “mark-to-market” accounting, which could result in additional expense to the Company, to reflect such right.

If the Company terminates Mr. Toan’s employment without Cause or Mr. Toan terminates his employment for Good Reason, the Employment Agreement requires the Company to pay Mr. Toan the following amounts: (i) three times his annual base salary then in effect; (ii) three times the greater of (A) his annual bonus for the preceding calendar year or (B) his target bonus for the year of termination; (iii) all amounts accrued but unpaid as of the date of termination; and (iv) three times the amount or amounts the Company credited to Mr. Toan’s account under the EDCP for the calendar year preceding termination (excluding past service credits for years prior to 1999). The Company must also continue Mr. Toan’s employee life and health benefits (except long-term disability insurance coverage) until the earlier of (x) three years following his termination, (y) the date he becomes covered under another employer’s plans or (z) the last day of the month in which he reaches age 65. Among other events, the failure of the Company’s stockholders to elect Mr. Toan to the Board of Directors and his failure to be reelected as Chairman of the Board each constitutes Good Reason under the Employment Agreement.

The Agreement generally provides for pro rata payment of benefits in the event of termination due to death or Disability, provided that in the case of Disability, the annual base salary will continue until expiration of the term. The Company has also agreed to pay certain legal expenses of Mr. Toan in negotiating and enforcing the Agreement.

In the event of any Change of Control that results in Mr. Toan’s liability for the payment of an excise tax under Section 4999 of the Internal Revenue Code (or any similar tax under any federal, state, local or other law), the Company will make a “gross-up” payment which, in general, will effectively reimburse Mr. Toan in full for any such excise taxes.

Mr. Toan is also subject to certain post-employment non-solicitation, non-competition and non-disclosure provisions.

Employment Agreements with Other Executive Officers

In an effort to facilitate the retention of key management, the Company has entered into long-term employment agreements with several key executives, including all of the Named Officers other than Mr. Toan. These employment agreements were entered into in March 2001, with the exception of the employment agreement with Ms. Hill (the “Hill Agreement”) which was entered into in April 2002. Except as specifically described under “Amendment to Employment Agreement with Mr. Bascomb” below, each of these employment agreements contain the following general terms:

•	Term of Employment Agreements. The initial employment period under the agreements runs through December 31, 2003, with the exception of the Hill Agreement which continues through April 14, 2005. Also, under each of the agreements, other than the Hill Agreement, the employment period is automatically extended for successive one-year renewal periods unless either party gives timely notice of non-renewal. The Hill Agreement does not include an automatic renewal provision.

•	Compensation and Benefits. Each employment agreement generally provides for: (i) the payment of an annual base salary (which may not be reduced after any increase); (ii) a guaranteed minimum annual bonus target pursuant to the terms of the Company’s bonus plan, with a bonus opportunity for each calendar year during the initial employment period of up to 200% of the executive’s guaranteed minimum annual bonus in the event the Company achieves certain strategic plan goals; (iii) participation in the Company’s benefit and incentive plans and other arrangements in accordance with their terms; (iv) the crediting of a deferred bonus to the executive’s account in the EDCP, subject to the terms and conditions of the EDCP, which bonus generally vests at the end of the executive’s initial employment period under the employment agreement, subject to certain exceptions described below; (v) an option grant under the 2000 LTIP, vesting in three equal increments on April 14, 2003, 2004 and 2005 for Ms. Hill, and December 31, 2001, 2002 and 2003 for the other executives; (vi) a restricted stock award under the 2000 LTIP, vesting no later than December 31, 2003, and (vii) such perquisites and fringe benefits to which similarly situated Company executives are entitled and which are suitable for the executive’s position. In addition, for each one-year renewal period of the employment agreement, the Company, in its discretion, may propose additional deferred bonus awards, option grants or restricted stock awards. The specific compensatory amounts and grants for each of the other Named Officers under the employment agreements are as follows:

Executive	Initial Annual Base Salary	Guaranteed Minimum Annual Bonus Target (expressed as a percentage of executive’s annual base salary)	Number of Shares Subject to Option Grant	Number of Shares Subject to Restricted Stock Award	Deferred Bonus Award
Stuart L. Bascomb	$345,000	60%	28,800	15,000	$663,750
Barbara B. Hill	$550,000	82%	120,000	20,000	$900,000
David A. Lowenberg	$400,000	65%	31,500	18,000	$750,000
George Paz	$340,000	60%	28,500	15,000	$799,500	(1)

(1)	Mr. Paz received an original Deferred Bonus Award under his Employment Agreement in the amount of $649,500 (the “Original Bonus”) which vests on December 31, 2003, subject to certain exceptions described below. On April 11, 2002, the Compensation Committee approved the grant of an additional Deferred Bonus Award under Mr. Paz’s Employment Agreement in the amount of $150,000, which vests on December 31, 2005, subject to the same exceptions applicable to the Original Bonus. The Compensation Committee also approved two similar Deferred Bonus Awards in the amounts of $150,000 each, to be awarded in 2003 and 2004.

•	Benefits Upon Termination of Employment Prior to Expiration of Employment Period. Each employment agreement provides for the provision and forfeiture of certain benefits if the executive’s employment is terminated prior to the expiration of the employment period (including any renewal period in effect). In general, if the executive’s employment is terminated prior to expiration of the employment period, the executive is not entitled to receive any further payments or benefits which have not already been paid or provided (including any unvested portion of the option grant, deferred bonus, or restricted stock award) except as follows:

—	The executive will be entitled to all previously earned and accrued, but unpaid, annual base salary.

—	If the executive’s employment is terminated by the Company other than for Cause or Disability, or by the executive for Good Reason (as those terms are defined in the agreement), the executive is entitled to receive: (i) a pro rata portion of the deferred bonus (based on the number of days worked during the initial employment period) if termination of employment occurs prior to the end of the executive’s initial employment period under the agreement; (ii) a pro rata portion of the restricted stock award (based on the number of days worked during the initial employment period) if termination of employment occurs prior to the end of the executive’s initial employment period under the agreement; (iii) a severance benefit equal to 18 months of the executive’s base salary plus a specified portion of the executive’s bonus potential for the year based on the average percentage of the potential earned for the three prior years; and (iv) reimbursement for the cost of continuing medical insurance for 18 months after termination of employment.

—	If the executive’s employment terminates on account of death, disability or retirement (i.e., voluntary retirement on or after age 59 1/2 but not within 90 days after a change in control (as defined in the employment agreements) of the Company) prior to the end of the executive’s initial employment period under the agreement, the executive generally is entitled to receive: (i) a pro rata portion of the restricted stock award, and (ii) a pro rata portion of the deferred bonus.

—	The executive’s rights with respect to the stock option granted under the employment agreement are generally governed by the terms and provisions of the 2000 LTIP. However, the employment agreement provides that stock options granted on or after the effective date of the employment agreement (including stock options granted under the employment agreement) which have vested as of the effective date of termination of employment will be exercisable until (i) expiration of the relevant option term if termination is on account of retirement, or (ii) 12 months after termination of employment if termination is solely on account of the Company’s decision not to renew the employment agreement.

If a change in control (as defined) of the Company occurs prior to the end of the executive’s initial employment period under the agreement, the executive, in certain instances, is afforded different rights with respect to the deferred bonus and restricted stock award as follows:

—	If the executive remains employed for 90 days following the change in control, he or she obtains a vested right to receive 50% of the deferred bonus and restricted stock award, with the remaining 50% otherwise eligible for vesting pursuant to the terms of the employment agreement.

—	If, within 90 days before or any time after a change in control, the executive’s employment is terminated by the Company other than for Cause or Disability, or by the executive for Good Reason, or the agreement expires during the change in control period (as defined), the executive generally will obtain a vested right to receive the entire deferred bonus and restricted stock award in lieu of any prorated deferred bonus or restricted stock benefit described above.

—	If there is no public market for the Company’s stock or the common stock for which the shares are exchanged, then the Company will repurchase the shares at a price equal to the change in control price (as defined), with the proceeds placed in escrow and paid out as the restrictions lapse.

•	Restrictive Covenants. If an executive’s employment is terminated prior to expiration of the employment period (including any renewal period in effect) for any reason, the executive is prohibited from competing against the Company for 18 months after such termination. If termination of employment occurs solely as a result of expiration of the employment agreement, the executive is prohibited from competing for one year after such termination. Each executive is also subject to certain non-solicitation and non-disclosure limitations. Entitlement to the severance benefit and the deferred bonus described above (including any prorated portion) is contingent upon compliance with these restrictive covenants.

•	Tax Indemnification. In the event that any amount or benefit paid or distributed to the executive pursuant to the employment agreement, taken together with any amounts or benefits otherwise paid or distributed to the executive by the Company pursuant to any other arrangement or plan (collectively, the “Covered Payments”), would result in the executive’s liability for the payment of an excise tax under Section 4999 of the Internal Revenue Code (or any similar state or local tax) (collectively, the “Excise Tax”), the Company will make a “gross-up” payment to the executive to fully offset the Excise Tax provided the aggregate present value of the Covered Payments exceeds by 125% or more the maximum total payment which could be made to the executive without triggering the Excise Tax. If the aggregate present value of the Covered Payments, however, exceeds such maximum amount, but does not exceed by 125% or more such maximum amount, then the Company may, in its discretion, reduce the Covered Payments so that no portion of the Covered Payments is subject to the Excise Tax, and no gross-up payment would be made.

Amendment to Employment Agreement with Mr. Bascomb

In July 2002 the Company entered into an amendment to Mr. Bascomb’s employment agreement which, among other things, (i) deleted the automatic one-year extension of the agreement following the completion of the initial employment period; and (ii) allowed Mr. Bascomb to participate in the Company’s 2003 annual bonus plan even if he is no longer employed by the Company when such bonuses are to be paid in March 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, and certain other persons to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (“SEC”) and Nasdaq, and to furnish the Company with copies of the forms. Based solely on its review of the forms it received, or written representations from reporting persons, the Company believes that all of its directors, executive officers and greater than ten percent beneficial owners complied with all such filing requirements during 2002.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with New York Life

Stock Ownership

New York Life is currently the beneficial owners of 16,240,000 shares (or approximately 20.79%) of the Common Stock. In November 2000, New York Life completed the sale of a portion of its shares of Common Stock (then known as Class A Common Stock) to the public through a secondary offering (the “November 2000 Offering”). Contemporaneous with the November 2000 Offering, the Express Scripts Automatic Exchange Security Trust (the “Trust”), a closed-end investment company that is not affiliated with the Company, sold 6,900,000 investment units to the public. Upon maturity of the investment units, the Trust may deliver up to 6,900,000 shares of Common Stock (the “Trust Shares”) owned by New York Life to the holders of the investment units. The Company did not and will not receive any proceeds from the secondary offering or the offering by the Trust. Under the terms of the transaction, New York Life retained the right to vote the 6,900,000 shares that the Trust may deliver upon exchange of the Trust issued investment units.

In August 2001, New York Life and its subsidiary NYLIFE, LLC (“NYLife”) entered into a ten-year forward sale contract with an affiliate of Credit Suisse First Boston Corporation (the “Forward Sale Contract”) with respect to 4,500,000 of its shares of the Common Stock (the “Forward Sale Shares”). Absent the occurrence of certain accelerating events, NYLife has reported that it retains the right to vote the Forward Sale Shares during the term of the Forward Sale Contract.

Stockholder and Registration Rights Agreement

New York Life and the Company are parties to a Stockholder and Registration Rights Agreement dated as of October 6, 2000 entered into in connection with the November 2000 Offering, and amended August 17, 2001. The principal terms of this agreement are described below.

Conversion of Class B Common Stock.    New York Life agreed (for itself and on behalf of its subsidiaries), to convert each issued and outstanding share of Class B Common Stock into one share of Class A Common Stock contemporaneously with the completion of the November 2000 Offering.

Rights Regarding the Board of Directors.    As long as New York Life and its non-investment subsidiaries, in the aggregate, beneficially hold 3,000,000 or more shares of the Common Stock (excluding the Forward Sale Shares), and such shares together with the Forward Sale Shares constitute 5% or more of the Company’s outstanding voting stock, New York Life has the right to designate for nomination two directors to the Company’s Board of Directors. The Company is required to use the same efforts to cause the election of such designees to the Board of Directors as it uses with its other nominees for director. If New York Life and its non-investment subsidiaries, in the aggregate, beneficially hold 3,000,000 or more shares (excluding the Forward Sale Shares) of the Common Stock, and either (i) such shares, including any Forward Sale Shares, constitute less than 5% of the Company’s outstanding voting stock as of the date of such calculation, or (ii) such shares, excluding any Forward Sale Shares, constitute less than 5% of the Company’s outstanding voting stock as of August 17, 2001, then the number of directors New York Life shall be permitted to designate to the Board of Directors shall be reduced to one. If New York Life and its non-investment subsidiaries, in the aggregate, beneficially hold less than 3,000,000 shares (excluding the Forward Sale Shares) of our Common Stock, the number of directors New York Life shall be permitted to designate to the Board of Directors shall be reduced to zero. On April 18, 2003 the Board of Directors approved an amendment to the Stockholder and Registration Rights Agreement which would permit New York Life to designate one person for election to the Board of Directors if it were to beneficially hold less than 3,000,000 shares (excluding the Forward Sale Shares) of our Common Stock, provided that New York Life and its non-investment subsidiaries beneficially hold, in the aggregate, (i) at least 2,000,000 shares (excluding the Forward Sale Shares and the Trust Shares, and subject to certain transitional periods), and (ii) Common Stock (including the Forward Sale Shares and the Trust Shares) representing at least 14.9% of the Company’s outstanding Common Stock.

If a vacancy occurs with respect to a director which New York Life had the right to designate, and New York Life has the right at such time to designate a director for nomination, New York Life is entitled to designate a director to fill the vacancy. If the Company nominates for election those persons designated by New York Life, New York Life and its non-investment subsidiaries that hold shares are required to vote their shares of voting stock in favor of all directors nominated for such election. Finally, so long as New York Life is entitled to nominate two directors, the Company has agreed to appoint one of the New York Life directors to each standing committee of its Board of Directors, except the Audit Committee. Pursuant to the agreement, upon the consummation of the November 2000 Offering, all but two of the directors on the Board of Directors affiliated with New York Life resigned.

Registration Rights.    So long as New York Life and its non-investment subsidiaries, in the aggregate, beneficially hold more than 3,000,000 shares of the Common Stock, New York Life may request that the Company effect up to three registrations of all or part of such shares under the Securities Act of 1933. One of these registrations may be requested to be effected as a shelf registration pursuant to Rule 415 under the Securities Act, and two of these registrations may be requested to be effected as firm commitment underwritten offerings under the Securities Act of 1933. The Company is not obligated to file a registration statement at the request of New York Life: (1) within a period of 90 days after the effective date of any other registration statement of the Company (other than a registration statement on Form S-8 or its equivalent); or (2) while a registration statement relating to a shelf registration filed at the request of New York Life is effective under the Securities Act. In addition, so long as New York Life and its non-investment subsidiaries, in the aggregate, beneficially hold in excess of 3,000,000 shares of Common Stock, if the Company proposes to register shares of Common Stock for the Company’s account under the Securities Act (other than a registration on Form S-8 or its equivalent), New York Life shall have piggy-back rights with respect to such registration. The underwriters of any such offering have the right to limit the number of shares included by New York Life in any such registration if the managing underwriter indicates that, in its opinion, the number of shares to be included by New York Life would adversely affect the offering. The Company will bear the expenses of any registration described in this paragraph.

Voting of Common Stock.    New York Life and its subsidiaries have agreed to vote any shares of Common Stock held by them (including the Trust shares) in favor of the slate of nominees for the Company’s Board of Directors recommended by the Company. However, this voting requirement does not apply to any of the Forward Sale Shares held by third parties pursuant to the Forward Sale Contract and which New York Life would have to recall in order to vote, provided that (i) New York Life gives proper notice to the Company indicating that such shares are being held by third parties, and (ii) the Company does not require New York Life to nonetheless recall such shares. The Company has not called for the recall of such shares to be voted at the meeting.

Voting of Common Stock Underlying the Trust Securities.    New York Life and its subsidiaries have agreed to vote any shares of Common Stock that may be delivered by the Trust in the same proportion and to the same effect as the votes cast by the Company’s other stockholders at any meeting of stockholders, subject to certain exceptions described above including the election of directors.

Term.    The Stockholder and Registration Rights Agreement shall terminate on the earlier of: (1) eight years from the closing of the November 2000 Offering or (2) at such time as New York Life and its non-investment subsidiaries, in the aggregate, beneficially hold less than 3,000,000 shares of Common Stock.

Pharmacy Benefit Management Services and Related Items

Pursuant to agreements with New York Life, the Company provides pharmacy benefit management services to employees and retirees of New York Life and certain New York Life health insurance policyholders. During 2002, the total revenues that the Company derived from all services provided to New York Life were approximately $23,800,000, or 0.2% of the Company’s total revenues for 2002.

Other Agreements and Transactions

New York Life Benefit Services, Inc., a subsidiary of New York Life, administers the Company’s 401(k) and deferred compensation plans. The Company paid New York Life Benefit Services approximately $47,000 for such services during 2002.

Relationship with Putnam Investments

Putnam Investment Management LLC and The Putnam Advisory Company LLC, each a wholly-owned subsidiary of Putnam, LLC (“Putnam Investments”), beneficially own an aggregate amount of 5,596,250 (or approximately 7.17%) of the Common Stock. From time to time, the Company has obtained insurance brokerage and compensation related services from Putnam Investments’ parent, Marsh & McLennan Companies, Inc. (“M&MC”) or certain other subsidiaries of M&MC. The total cost of services obtained from M&MC and its subsidiaries during 2002 was approximately $433,419.

Pursuant to agreements with M&MC, a subsidiary of the Company provides pharmacy benefit management services to employees of M&MC and for a third party administrator owned by M&MC. During 2002, the total revenues that the Company derived from these services were approximately $3,614,000, or 0.03% of the Company’s total revenues for 2002.

II.    PROPOSAL TO APPROVE THE EXPRESS SCRIPTS, INC. AMENDED AND RESTATED  EXECUTIVE DEFERRED COMPENSATION PLAN

Background

On May 26, 1999, the Company’s Stockholders approved the Company’s Executive Deferred Compensation Plan (“Deferred Compensation Plan”). The Deferred Compensation Plan was amended by the Compensation Committee of the Company’s Board of Directors on September 25, 2002, with an effective date of January 1, 2002. On April 18, 2003, the Board of Directors adopted an Amended and Restated Deferred Compensation Plan (the “Amended Deferred Compensation Plan”), the effectiveness of which is subject to approval by the Company’s stockholders.

The purpose of the Deferred Compensation Plan has been, and continues to be, to provide eligible key employees of the Company with an opportunity to defer compensation to be earned by them from the Company as a means of saving for retirement or other future purposes and to provide such employees with competitive retirement and capital accumulation benefits. In addition, the Deferred Compensation Plan is intended to provide eligible key employees additional incentive to remain employed by the Company and to attract certain executive-level employees. The purpose of the changes included in the Amended Deferred Compensation Plan is to utilize the compensation deferral advantages of the plan to further encourage key employees to maintain the economic equivalent of ownership of Company stock, allowing them to benefit from stock appreciation and further aligning their interests with those of the Company’s stockholders. In addition, the Amended Deferred Compensation Plan would increase the number shares of Common Stock reserved for issuance under the plan.

The Amended Deferred Compensation Plan is being submitted to stockholders for approval to comply with Nasdaq requirements for the listing of the shares of Common Stock that may be issued under the Deferred Compensation Plan. If the stockholders do not approve the Amended Deferred Compensation Plan, the Amended Deferred Compensation Plan, as adopted by the Board of Directors with the exception of those provisions governing the distribution of shares of Common Stock, will remain in effect. In such event, the Company will distribute participants’ investments in the Company’s common stock fund under the Deferred Compensation Plan in shares of Common Stock to the extent previously approved by stockholders, or in cash lieu of shares of Common Stock, in either case subject to the terms of the Deferred Compensation Plan and the relevant participant elections.

Summary of the Deferred Compensation Plan

The full text of the Deferred Compensation Plan, as proposed to be amended, is set forth in Exhibit B to this proxy statement. The following summary of the material features of the Deferred Compensation Plan is qualified in its entirety by reference to the text of the plan.

Unless the Compensation Committee terminates the plan, the Deferred Compensation Plan, as amended from time to time, will continue in effect indefinitely.

Only senior and vice-president level executives designated by the Committee are eligible to participate in the Deferred Compensation Plan. As of March 1, 2003 a total of 81 executives were eligible to participate in the Deferred Compensation Plan, 12 senior executives and 69 vice-president level executives. Participation in the Deferred Compensation Plan is voluntary.

Under the Deferred Compensation Plan, eligible executive employees of the Company may elect to defer up to 50% of their base salary and 100% of their bonus compensation and may receive additional contributions from the Company. The participant’s plan account is credited or debited as set forth in the Deferred Compensation Plan, with voluntary deferrals invested in, and with income or loss based upon, a hypothetical investment in any one or more investment options available under the Deferred Compensation Plan, as prescribed by the Compensation Committee. One of such options includes a fund comprised solely of hypothetical equivalent shares of Common Stock (the “Common Stock Fund”). The Company’s promised return to participants, therefore, does not exceed returns provided under generally available investment opportunities. At the end of each plan year, the Company, at the sole discretion of the Compensation Committee, may credit to a participant’s plan account a percentage of his or her total annual cash compensation (annual salary and commissions plus annual executive bonus plan payment) for that year. Since the adoption of the Deferred Compensation Plan in 1999 the Compensation Committee has made such credits for senior level executives only. For the plan year beginning January 1, 2003, the Company will credit to the accounts of each of the 12 participating senior level executives, six percent (6%) of the respective executive’s total annual cash compensation during 2003. The Compensation Committee may decide to preserve, increase or decrease such percentage or forego any annual Company contributions in subsequent years.

Upon an executive’s becoming eligible to participate, the Company, at the sole discretion of the Compensation Committee, may also make a one-time credit for past service with the Company. After the date of crediting of the past service credit, the return on the past service credit amount will be determined solely by the performance of the funds in which the participant invests portions or all of such amount.

Annual Company contributions for a specific plan year vest three (3) years after the end of that plan year. Fifty percent (50%) of the past service contribution is vested when it is credited to a participant’s account. The remaining fifty percent (50%) of the past service contribution vests as follows:

•	one (1) year after the end of the plan year in which the contribution is credited to the participant’s account, the participant will be one-third ( 1/3) vested in the remaining fifty percent (50%);

•	two (2) years after the end of the plan year in which the contribution is credited, the participant will be two-thirds ( 2/3) vested in the remaining fifty percent (50%); and

•	three (3) years after the end of the plan year in which the contribution is credited, the participant will be 100% vested in the remaining fifty percent (50%).

In any event, participants become fully vested in annual and past service Company contributions upon (i) reaching age 55, and (ii) having a combination of age plus years of employment with the Company totaling at least 65. However, if a participant’s employment is terminated prior to the achievement of these age and service benchmarks, unvested benefits will be forfeited. The Deferred Compensation Plan also allows for certain special bonuses to be granted at the discretion of the Compensation Committee or pursuant to an employment agreement between the Company and an eligible executive (these bonuses are referred to as “Special Bonuses” or “Deferred Bonuses” in the Deferred Compensation Plan). The vesting and other specific terms of these special bonuses are subject to the terms of the award or the agreement.

Also, upon a participant’s retirement or termination of his or her employment with the Company, the Company may withhold payment of vested and unvested past service and annual Company contributions, Special and Deferred Bonuses, plus any earnings thereon, in the event the Compensation Committee determines that the participant has violated any noncompetition, nondisclosure, or employment agreement executed by the participant or otherwise acted against the Company’s interests.

The Deferred Compensation Plan is administered by the Compensation Committee which is vested with the power and authority to:

•	select which executives are eligible to participate in the Plan;

•	select compensation eligible for deferral;

•	grant special bonuses;

•	select investment indices;

•	establish the level of Company credits;

•	establish deferral terms and conditions;

•	receive and approve beneficiary designation forms; and

•	adopt modifications, amendments and procedures as it may deem necessary, appropriate or convenient.

The Compensation Committee may amend, alter or terminate the Deferred Compensation Plan at any time without the prior approval of the Board of Directors or the Company’s stockholders, provided, however, that the Compensation Committee may not materially increase the benefits accruing to participants under the plan without Board approval.

The Compensation Committee, in its sole discretion, may delegate day-to-day administration of the Deferred Compensation Plan to an employee or employees of the Company or to a third-party administrator and may rely on outside consultants and advisors in fulfilling its administrative duties under the Deferred Compensation Plan.

Distributions to a participant are made in the time and manner elected by the participant in his or her initial and annual election forms, which permit either lump-sum or annual installment payments. Participants may revise their distribution instructions if permitted by the Compensation Committee, subject to the terms of the Deferred Compensation Plan. The Company will distribute participants’ account balances in cash with the exception of amounts invested in the common stock fund which, subject to certain restrictions under the Deferred Compensation Plan, will be distributed to participants in the form of shares of Common Stock. The Committee, upon receipt of a written request by a participant, may also allow certain payments to a participant while a participant is still participating in the Deferred Compensation Plan to the extent necessary to abate financial or medical hardship.

The Deferred Compensation Plan initially reserved a split-adjusted 100,000 shares of Common Stock for issuance under the Deferred Compensation Plan. The Company may distribute newly issued shares of Common Stock or treasury shares in lieu of newly issued shares under the Deferred Compensation Plan.

Proposed Amendments

The full text of the Amended Deferred Compensation Plan is set forth in Exhibit B to this proxy statement. The following summary of the material features of the Amended Deferred Compensation Plan is qualified in its entirety by reference to the text of the plan.

The proposed amendments would allow participants to make contributions to the plan of compensation which they may have otherwise received in the form of Common Stock. Such contributions would be invested in the Common Stock Fund which is comprised solely of hypothetical equivalent shares of Common Stock. Employees receiving compensation in the form of Common Stock are typically faced with a significant and immediate tax liability. As a result, such employees often sell a portion of such Common Stock in order to generate the funds necessary to pay these taxes. If approved by the stockholders and authorized by the Compensation Committee, the proposed amendments would allow participants to retain the economic equivalent of stock ownership in the Company while still utilizing the deferral advantages provided under the Deferred Compensation Plan, subject to the specific terms approved by the Compensation Committee.

Under the proposed amendments, the number of shares of Common Stock available for issuance under the plan would be increased from 100,000 to 750,000. The primary reasons for the proposed increase would be to provide for the following:

•	Continued utilization of the Common Stock Fund. As of March 31, 2003, approximately 85,000 shares of Common Stock were reserved for future distribution for amounts invested in the Common Stock Fund, leaving approximately 15,000 shares for future contributions.

•	Increased participation in the Deferred Compensation Plan. During the first three years of the Deferred Compensation Plan, the Compensation Committee had limited participation in the Deferred Compensation Plan to senior executives. Effective January 1, 2002, the Committee also authorized vice-president level executives to participate, resulting in an increase in total contributions to the Deferred Compensation Plan.

•	Contributions in lieu of stock compensation. As discussed above, the proposed amendments would allow participants to make contributions to the plan in lieu of other stock compensation, which contributions would be invested in the Common Stock Fund. This new feature would significantly increase the investments in the Common Stock Fund and therefore increase the number of shares required to be reserved for issuance under the Deferred Compensation Plan.

The following table sets forth the estimated benefits or amounts of the annual Company contributions to be allocated for 2003 for each of the Named Officers:

NEW PLAN BENEFITS

Amended and Restated Executive Deferred Compensation Plan

Name and Position	Dollar Value (1)	Number of Shares (2)
Barrett A. Toan	$30,803	641
Stuart L. Bascomb	$10,641	222
Barbara B. Hill	$17,305	360
David A. Lowenberg	$13,070	272
George Paz	$10,625	221
Executive Group (3)	$125,323	2,609
Non-Executive Director Group (4)	N/A	N/A
Non-Executive Officer Employee Group (5)	$0	0

(1)	Represents the estimated Company contribution based on six percent (6%) of the executive’s estimated cash compensation for 2003.
(2)	Represents the estimated number of shares based on (i) the estimated dollar value of the Company contribution, and (ii) a per share price of $48.04 (the closing price of the Common Stock as reported on Nasdaq on December 31, 2002). On March 31, 2003, the closing price of the Common Stock was $55.69.
(3)	Consists of 12 persons.
(4)	Directors who are not executive officers are not eligible to participate in the Deferred Compensation Plan.
(5)	Consists of 69 persons.

Approval of this proposal requires the affirmative vote of a majority of the votes of shares present, in person or by proxy, and entitled to vote at a meeting of the stockholders of the Company voting as a single class. Accordingly, abstentions will have the effect of votes against this proposal, and non-votes will be disregarded and have no effect on the outcome of this proposal.

The Board of Directors recommends a vote for the approval of the Amended and Restated Express Scripts, Inc. Executive Deferred Compensation Plan.

III.    RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The firm of PricewaterhouseCoopers LLP served as the Company’s independent accountants for the year ended December 31, 2002. The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP to act in that capacity for the year ending December 31, 2003. A representative of

PricewaterhouseCoopers LLP is expected to be present at the annual meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from stockholders.

Although the Company is not required to submit this appointment to a vote of the stockholders, the Audit Committee of the Board of Directors continues to believe it appropriate as a matter of policy to request that the stockholders ratify the appointment of PricewaterhouseCoopers LLP as principal independent auditors. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain PricewaterhouseCoopers LLP or appoint another auditor. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Audit Fees

The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of our financial statements for each of the years ended December 31, 2002 and 2001, and the reviews of the condensed financial statements included in our Quarterly Reports on Form 10-Q for each of the years ended December 31, 2002 and 2001, were $503,720 and $394,095, respectively.

Audit-related Fees

The aggregate fees billed for assurance and related services rendered by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements, other than the services reported above under “Audit fees,” in each of the years ended December 31, 2002 and 2001, were $481,511 and $86,880, respectively.

Tax fees

The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax consulting and tax planning in each of the years ended December 31, 2002 and 2001, were $670,038 and $773,590, respectively.

All Other Fees

The aggregate fees billed for products and services, other than the services reported above under “Audit fees,” “Audit-related fees” and “Tax fees,” provided by PricewaterhouseCoopers LLP in each of the years ended December 31, 2002 and 2001, were $20,000 and $348,538, respectively

The Audit Committee has considered whether the provision of the services other than the audit and financial review services is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

The Board of Directors unanimously recommends a vote FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent accountants for the year ending December 31, 2003.

STOCKHOLDER PROPOSALS

In accordance with the amended Bylaws of the Company, a stockholder who at any annual meeting of stockholders of the Company intends to nominate a person for election as a director or present a proposal must so notify the Secretary of the Company, in writing, describing such nominee(s) or proposal and providing information concerning such stockholder and the reasons for and interest of such stockholder in the proposal.

Generally, to be timely, such notice must be received by the Secretary not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year’s annual meeting, provided that in the event that no annual meeting was held the previous year or the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, or in the event of a special meeting of stockholders called to elect directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. For the Company’s annual meeting to be held in 2004, any such notice must be received by the Company at its principal executive offices between January 23, 2004 and February 22, 2004 to be considered timely for purposes of the 2004 annual meeting. Any person interested in making such a nomination or proposal should request a copy of the relevant Bylaw provisions from the Secretary of the Company. These time periods also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority, and are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet to have a proposal included in the Company’s proxy statement.

Stockholder proposals intended to be presented at the 2004 annual meeting must be received by the Company at its principal executive office no later than December 30, 2003, in order to be eligible for inclusion in the Company’s proxy statement and proxy relating to that meeting. Upon receipt of any proposal, the Company will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

OTHER MATTERS

Management does not intend to bring before the meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of management on such matters or motions, including any matters dealing with the conduct of the meeting.

ONLINE DELIVERY OF DOCUMENTS

If you would like to receive next year’s proxy statement, Annual Report and all other stockholder information exclusively, visit the Investor Relations section of the Company’s website at http://www.express-scripts.com. By electing to receive these materials electronically, you can save the Company the cost of producing and mailing these documents.

HOUSEHOLDING OF PROXIES

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Express Scripts, Inc., Attention: Investor Relations, 13900 Riverport Drive, Maryland Heights, MO 63043.

SOLICITATION OF PROXIES

The Company will bear the cost of the solicitation of proxies for the meeting. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners and their reasonable expenses therefor will be reimbursed by the Company. Solicitation will be made by mail and also may be made personally or by telephone, facsimile or other means by the Company’s officers, directors and employees, without special compensation for such activities. We have also hired MacKenzie Partners, Inc. (“MacKenzie”) to assist in the solicitation of proxies. MacKenzie will receive a fee for such services of no more than $5,000, plus reasonable out-of-pocket expenses, which will be paid by the Company.

By Order of the Board of Directors

Thomas M. Boudreau

Senior Vice President, General Counsel  and Secretary

April 28, 2003

EXHIBIT A

EXPRESS SCRIPTS, INC.

AUDIT COMMITTEE CHARTER

Adopted May 24, 2000

Amended February 6, 2001

Amended December 18, 2002

The Board of Directors of Express Scripts, Inc. (the “Company”) hereby adopts this Charter to govern the composition of its Audit Committee (the “Committee”) and the scope of the Committee’s duties and responsibilities, and to set forth specific actions the Board of Directors expects the Committee to undertake to fulfill those duties and responsibilities.

A.    COMPOSITION

The Committee shall be comprised of not less than three nor more than five members of the Board of Directors (as determined from time to time by the Board), each of whom, in the business judgment of the Board, shall satisfy the independence and experience requirements set forth in the Nasdaq Marketplace Rules (or the rules of any exchange on which the Company’s Stock may be subsequently listed) and any other legal or regulatory requirements. At least one member of the Committee shall be a “financial expert” as defined by the Securities Exchange Commission (“SEC”), unless the Company does not have on its Board a Director who meets such requirements and is willing to serve on the Committee.

Members of the Committee shall be recommended by the Company’s Corporate Governance Committee and be elected by the full Board. The Committee members will be listed in the annual report to stockholders.

B.    MISSION STATEMENT

The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of the Company’s financial statements; (ii) oversight of the Company’s compliance with regulatory requirements; (iii) the system of internal controls that management has established and the performance of the Company’s internal audit function; and (iv) the qualifications, independence and performance of the Company’s independent accountants. In addition, the Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.

C.    RESOURCES AND AUTHORITY

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including full access to the Company’s employees and officers and internal or external advisors or consultants. If in the course of fulfilling its duties the Committee wishes to consult with outside legal, accounting or other advisors, the Committee may retain these advisors without seeking Board approval. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent accountants for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

D.    STRUCTURE AND OPERATIONS

The Board shall designate one member of the Committee as its Chair. The Committee may meet in person or telephonically or act by unanimous written consent. A majority of the Committee shall constitute a quorum for the transaction of business, and a majority of those present at a meeting shall constitute the act of the Committee. The Committee Chair, in consultation with Committee members, shall determine the schedule of meetings of the Committee. Further meetings shall occur, or matters submitted for action by unanimous written consent, when deemed necessary or desirable by the Committee, its Chair or the Chief Executive Officer. The Committee shall meet no less than quarterly in separate executive sessions with the Chief Financial Officer (and/or other management personnel), the Director of Internal Audit and the independent accountants.

The Committee shall meet at least four (4) times annually, or more frequently as the Committee may from time to time determine to be appropriate. The content of the agenda shall be reviewed with the Chair of the Committee prior to finalization and distribution to the Committee as a whole. Where practicable, materials should be distributed to Committee members prior to each Committee meeting.

The Committee may delegate all or a portion of its duties and responsibilities to subcommittees of the Committee.

The Committee Chair may invite such members of management and representatives of the independent accountants and internal audit and other persons to the Committee’s meetings as he or she may deem desirable or appropriate.

E.    AUTHORITIES, DUTIES AND RESPONSIBILITIES

The authorities, duties and responsibilities of the Committee shall include the following:

1.	To have the sole authority to select, retain and terminate the Company’s independent accountants. The Committee shall be directly responsible for the compensation and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Committee. The Committee shall:

(a)	Review and discuss with the independent accountants the scope, staffing and general extent of the audit. The Committee’s review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures.

(b)	Pre-approve all services, both audit (including all audit engagement fees and terms), and permitted non-audit, to be performed for the Company by the independent accountants, considering whether provision of the proposed services is compatible with maintaining auditor independence. In this regard, the Committee:

(i)	may consult with management in the decision making process, but may not delegate this authority to management; and

(ii)	may, from time to time, delegate its authority to pre-approve such services to one or more Committee members, provided that any such approvals are presented to the full Committee at the next scheduled Audit Committee meeting.

(c)

Evaluate the independent accountants’ qualifications, performance and independence, including considering whether the independent accountants’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent accountants’ independence, and present the Committee’s conclusions and recommendations with respect to the independent accountants to the full Board on at least an annual basis. As part of such evaluation, the Committee shall:

(i)	Review a report or reports prepared at least annually by the independent accountants describing:

(A)	the independent accountants’ internal quality control procedures,

(B)	any material issues raised by (i) the most recent peer or internal quality control review of the firm or (ii) by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more audits carried out by the firm and any steps taken to deal with any such issues, and

(C)	all relationships between the independent accountants and the Company, consistent with Independent Standards, Board Standard 1, and providing confirmations with respect to the SEC’s auditor independence rules.

(ii)	Review and evaluate the senior members of the independent accountants’ team, particularly the lead partner.

(iii)	Discuss with management and internal audit their views of the independent accountants’ performance.

(iv)	Confirm that the independent accountants are registered with the Public Accounting Oversight Board.

The Committee shall set clear policies with management for the hiring of current or former employees of the independent accountants who participated in any capacity in the audit of the Company, which policies shall be consistent with Section 206 of the Sarbanes-Oxley Act of 2002 and any regulations thereunder.

2.	To review and discuss with management, internal audit and the independent accountants, in separate meetings if the Committee deems it appropriate:

(a)	the annual audited financial statements, related footnotes and other financial information to be included in the Company’s Form 10-K, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”), prior to the filing of the Form 10-K and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K,

(b)	the quarterly financial statements, related footnotes and other financial information to be included in the Company’s Form 10-Q, including the Company’s disclosures under MD&A, prior to the filing of the Company’s Form 10-Q,

(c)	any major issues regarding significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies,

(d)	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements,

(e)	the effect of regulatory and accounting initiatives on the Company’s financial statements as well as off-balance sheet structures, if any, and

(f)	disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K or Form 10-Q regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

3.	To review and discuss with the independent accountants:

(a)	reports from the independent accountants on:

(i)	all critical accounting policies and practices to be used,

(ii)	all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants, and

(iii)	other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences;

(b)	their judgments about the quality of the Company’s accounting principles used in financial reporting and receive a written confirmation provided by the independent accountants at the end of each of the four quarters of the year that they have nothing to report to the Committee. if that is the case, or the written enumeration of required reporting issues; and

(c)	their views about the quality of the Company’s financial and accounting personnel.

4.	To discuss with the independent accountants any audit problems or difficulties and management’s response thereto, including those matters required to be communicated by the independent accountants by Statement on Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit, including:

(a)	any restrictions on the scope of activities or access to requested information,

(b)	any significant disagreements with management,

(c)	any accounting adjustments that were noted or proposed by the independent accountants but were “passed” (as immaterial or otherwise)

(d)	any communications between the audit team and the independent accountants’ national office respecting auditing or accounting issues presented by the engagement, and any “management or “internal control” letter issued, or proposed to be issued by the independent accountants to the Company.

The Committee shall receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company’s accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management’s representation concerning audit adjustments.

5.	To review with the Company’s management, internal audit and independent accountants the Company’s significant accounting and financial reporting controls, any major issues as to the adequacy of the Company’s internal controls, the Company’s disclosure controls and procedures, and any special audit steps adopted in light of material control deficiencies. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

6.	To meet with management, internal audit and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have.

7.	To discuss with management the Company’s policies with respect to earnings press releases and all financial information, such as earnings guidance, provided to analysts and rating agencies, including the types of information to be disclosed and the types of presentations to be made and paying particular attention to the use of “pro forma” or “adjusted” non-GAAP information. The Committee or its Chair may review any of the Company’s earnings press releases as the Committee or the Chair deems appropriate.

8.	To discuss with management and internal audit the Company’s major financial risk exposures and the steps that have been taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

9.	To review the scope of internal audit’s work plan for the year. The Committee should discuss the responsibilities, budget and staffing of internal audit with the independent accountants. The Committee should also receive regular reports of major findings by internal audit and how management is addressing the conditions reported.

10.	To review the appointment and replacement of the senior internal audit executive.

11.	To oversee compliance with the Company’s Code of Business Conduct and Ethics for Senior Financial Officers and report on such compliance to the Board.

12.	To establish procedures for:

(a)	the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, and

(b)	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

13.	To review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NASDAQ Audit Committee requirements.

14.	Any other duties or responsibilities expressly delegated to the Committee by the Board.

F.    COMMITTEE REPORT

The Committee shall produce and provide to the Board the audit committee report for inclusion in the Company’s proxy statement in accordance with applicable SEC rules and regulations.

G.    ANNUAL REVIEW

The Committee shall evaluate its performance on an annual basis and develop a criteria for such evaluation. The Committees performance shall also be reviewed annually by the Corporate Governance Committee.

EXHIBIT B

EXPRESS SCRIPTS, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

(As amended and restated effective June 1, 2003)

1.    PURPOSE

The purpose of this Express Scripts, Inc. Executive Deferred Compensation Plan (the “Plan”) is to provide eligible key employees of the Company with an opportunity to defer compensation to be earned by them from the Company as a means of saving for retirement or other future purposes and to provide such employees with competitive retirement and capital accumulation benefits. In addition, the Plan is intended to provide eligible key employees additional incentive to remain employed by the Company and to attract certain executive-level employees.

2.    DEFINITIONS

The following definitions shall be applicable throughout the Plan:

2.1    Accounting Date.

“Accounting Date” means each Business Day on which a calculation concerning a Participant’s Compensation Account is performed, or as otherwise defined by the Committee.

2.2    Basic Company Credit.

“Basic Company Credit” means an amount, if any, credited to a Participant’s Retirement Account as described in Section 7.

2.3    Beneficiary.

“Beneficiary” means the person or persons designated by the Participant in accordance with Section 10, or if no person or persons are so designated, the estate of a deceased Participant.

2.4    Board.

“Board” means the Board of Directors of Express Scripts, Inc. or its designee.

2.5    Business Day.

Business Day” means a day on which the New York Stock Exchange is open for trading activity.

2.6    Committee.

“Committee” means the Compensation Committee of the Board.

2.7    Common Stock.

“Common Stock” means the Common Stock, $0.01 par value, of Express Scripts, Inc.

2.8    Common Stock Fund.

“Common Stock Fund” means that investment option, approved by the Committee, in which a Participant’s Compensation Accounts may be deemed to be invested and may earn income (or incur losses) based on a hypothetical investment in Common Stock.

2.9    Company.

“Company” means Express Scripts, Inc., its divisions, subsidiaries and affiliates.

2.10    Company Credits.

“Company Credits” means amounts credited as either Basic Company Credits or Past Service Credits by the Company to Compensation Accounts, in the sole discretion of the Committee, pursuant to Section 7.

2.11    Compensation.

“Compensation” means all (a) salary, commissions, payments under the Company’s Annual Bonus Plan (but not expense or other reimbursement or allowances) currently payable by the Company to a Participant, and (b) compensation in the form of Common Stock which the Employee may elect to convert to Stock Units if permitted by, and in accordance with, the terms of the grant of such compensation. For purposes of this Plan, the Committee may determine the amounts that will be considered Compensation with respect to any Participant.

2.12    Compensation Account(s).

“Compensation Account(s)” means the Retirement Account and/or the In-Service Accounts.

2.13    Credit Date.

“Credit Date” means each date on which Deferred Compensation is credited to Compensation Accounts in accordance with rules prescribed by the Committee.

2.14    Deferred Bonus.

“Deferred Bonus” means an amount, if any, designated as such by the Committee and credited to a Participant’s Compensation Account.

2.15    Deferred Compensation.

“Deferred Compensation” means the Compensation elected by the Participant to be deferred pursuant to the Plan.

2.16    Disability.

“Disability” means a physical or mental condition of a Participant entitling the Participant to disability benefits under the Company’s long-term disability plan.

2.17    Effective Date.

“Effective Date” means the original effective date of the Plan, January 1, 1999. This amended and restated Plan is effective January 1, 2003.

2.18    Election.

“Election” means a Participant’s delivery of a written notice of election to the Committee or its designee electing to defer payment of a specified percentage of his or her Compensation (in accordance with rules prescribed by the Committee) either until Retirement, death or such other time as further permitted by the Committee.

2.19    Employee.

“Employee” means an individual classified by the Committee as a full-time, regular salaried employee of the Company.

2.20    Fair Market Value.

“Fair Market Value” means, as of any specified date, the closing sales price of a share of Common Stock, as reported on the Nasdaq National Market on that date (or, if there are no sales on that date, the last preceding date on which there was a sale), or, in the event the Common Stock is listed on a stock exchange, the closing sales price of a share of Common Stock, as reported on such exchange on that date (or, if there are no sales on that date, the last preceding date on which there was a sale). In the absence of any listing of the Common Stock on the Nasdaq National Market or on any established stock exchange, Fair Market Value means the fair market value of the Common Stock on any specified date as determined in good faith by the Committee.

2.21    In-Service Account.

“In-Service Account” means the account or accounts to which a Participant elects to contribute Deferred Compensation and, to the extent permitted in an award as described in Section 5, Special Bonuses and/or Deferred Bonuses, and from which, pursuant to Section 8.2, distributions are made.

2.22    Participant.

“Participant” means an Employee selected by the Committee to be eligible to participate in the Plan.

2.23    Past Service Credit.

“Past Service Credit” means an amount, if any, credited to a Participant’s Retirement Account as described in Section 7.

2.24    Plan.

“Plan” means this Express Scripts, Inc. Executive Deferred Compensation Plan, as amended from time to time.

2.25    Plan Year.

“Plan Year” means the annual period commencing January 1 and ending the following December 31.

2.26    Retirement.

“Retirement” means a Participant’s termination of employment after attaining age 55 and having a combination of full years of age plus Service Years totaling at least 65.

2.27    Retirement Account.

“Retirement Account” means the account to which a Participant elects to contribute Deferred Compensation and to which Company Credits, Special Bonuses and/or Deferred Bonuses (subject to any election described in Section 5) are made, and from which, pursuant to Section 8.1, distributions are made.

2.28    Service Year.

“Service Year” means, as designated by the Committee, such year or portion thereof during which the services have been rendered by a Participant for which Compensation is payable.

2.29    Special Bonus.

“Special Bonus” means an amount, if any, designated as such by the Committee and credited to a Participant’s Compensation Account.

2.30    Stock Unit(s).

“Stock Unit(s)” means the share equivalents credited to the Common Stock Fund of a Participant’s Compensation Account in accordance with Sections 5, 6 and 7.

2.31    Termination.

“Termination” means termination of services as an Employee for any reason other than Retirement. In the event of a Participant’s Disability, a Termination will be deemed to have occurred as of the date that the Participant has been determined to be eligible for long-term disability benefits under the Company’s long-term disability plan.

3.    ADMINISTRATION

Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. This power and authority includes, but is not limited to, selecting which Employees are eligible to participate in the Plan, selecting Compensation eligible for deferral, selecting investment indices, establishing the level of Company Credits (if any) to the Plan, establishing deferral terms and conditions, receiving and approving beneficiary designation forms, and adopting modifications, amendments and procedures as may be deemed necessary, appropriate or convenient by the Committee. Decisions of the Committee shall be final, conclusive and binding upon all parties. The Committee, in its sole discretion, may delegate day-to-day administration of the Plan to an employee or employees of the Company or to a third-party administrator. The Committee may also rely on outside counsel, independent accountants or other consultants or advisors for advice and assistance in fulfilling its administrative duties under the Plan.

4.    ELIGIBILITY

Employees at the vice-president level or higher shall be eligible to participate in the Plan commencing on the first date they are employed by the Company in such capacity; provided that if such date is on or after November 1 in any Plan Year, such Employee shall not be eligible to participate in the Plan until the following January 1. The Committee shall have the ability to impose restrictions on the eligibility of new Employees as it considers appropriate.

5.    PARTICIPANT ACCOUNTS

Upon a Participant’s initial election to participate in the Plan, there shall be established a Retirement Account and an In-Service Account, as designated by the Participant, to which there shall be credited any Deferred Compensation as of each Credit Date. In addition, Company Credits, if any, made pursuant to Section 7 shall be allocated to a Participant’s Retirement Account in accordance with rules prescribed by the Committee. Each such Compensation Account shall be credited (or debited) on each Accounting Date with income (or loss) based upon a hypothetical investment in any one or more of the investment options available under the Plan, as prescribed by the Committee for the particular Compensation credited, which may include a Common Stock Fund. A Participant shall make two separate investment elections, one with respect to his or her Retirement Account and one with respect to his or her In-Service Accounts; provided, however, that earnings and losses on Deferred Compensation which relates to Compensation which would have been paid (absent the Election) in Common Stock shall initially be measured by reference to a hypothetical investment in the Common Stock Fund and shall be further subject to the terms of the grant of such Compensation.

A Participant’s Special Bonus and/or Deferred Bonus, if any, shall be credited to the Participant’s Retirement Account, unless the Agreement or award providing for such bonus(es) provides that the Participant may elect to credit any or all of such amounts to his or her In-Service Account and the Participant so elects.

Each Participant at any time may have no more than two In-Service Accounts. However, In-Service Accounts in existence on the effective date of this amendment shall not be affected.

If all or any portion of a Participant’s Compensation Account(s) is measured by a hypothetical investment in the Common Stock Fund, that portion of the Participant’s Compensation Account(s) shall be credited on the first day of the calendar quarter following each Credit Date with Stock Units equal to the number of shares of

Common Stock (including fractions of a share) that could have been purchased with the amount of such Deferred Compensation (plus earnings and less losses determined in accordance with the next sentence) at the Fair Market Value on such first day of such calendar quarter. For the period between such Credit Date and the first day of such calendar quarter, earnings and losses shall be measured by reference to a hypothetical investment selected by the Committee. As of any date for the payment of cash dividends on the Common Stock, the portion of the Participant’s Compensation Account(s) invested in the Common Stock Fund as of the dividend record date shall be credited with additional Stock Units calculated by dividing (i) the product of (a) the dollar value of the dividend declared in respect of a share of Common Stock multiplied by (b) the number of Stock Units credited to the Participant’s Compensation Account(s) as of the dividend record date by (ii) the Fair Market Value of a share of Common Stock on the dividend payment date.

6.    ELECTION TO PARTICIPATE

6.1    In General.

Any Employee selected by the Committee to participate in the Plan may elect to do so by delivering to the Committee or its designee an Election on a form prescribed by the Committee, designating the Compensation Account to which the Deferred Compensation is to be credited, electing the timing and form of distribution (if applicable), and setting forth the manner in which such Deferred Compensation shall be invested in accordance with Section 5. A Participant’s initial Election must be filed at such time as designated by the Committee, but in no event later than the day immediately preceding the first day of the Plan Year to which such Election relates. A Participant may submit a new Election for any subsequent year in order to change the election previously made. Such subsequent Election must be filed at such time as designated by the Committee, but in no event later than 15 days preceding the first day of the Plan Year to which such subsequent Election relates. If a specific election has not been made with respect to any Plan Year, the Election (if any) effective with respect to the immediately preceding Plan Year shall remain in effect. An effective Election may not be revoked or modified except as otherwise determined by the Committee or as stated in the Plan.

Newly employed Employees who are eligible to participate in the Plan may elect to participate for the current Plan Year within the first 30 days after commencing employment. Such election shall be effective on the first day of the month following the end of such 30-day period. Elections for subsequent Plan Years shall be made in accordance with the preceding paragraph.

6.2    Investment Alternatives For Existing Balances.

A Participant may elect to change an existing selection as to the investment alternatives in effect with respect to an existing Compensation Account (in increments prescribed by the Committee) as often, and with such restrictions, as determined by the Committee.

7.    COMPANY CREDITS AND SPECIAL AND DEFERRED BONUSES

In the sole discretion of the Committee, in a given Plan Year the Company may credit a specified percentage of a Participant’s Compensation to the Participant’s Retirement Account as a Basic Company Credit. The Committee, in its sole discretion, may cause the Company to credit such Basic Company Credit for all or any portion of the Participants in the Plan in such Plan Year. Further, the Committee may cause the Company to credit a Deferred Bonus and/or a Special Bonus to recognize significant efforts by Plan Participants as the Committee, in its sole discretion, deems appropriate. In addition, the Committee may cause the Company to credit a Past Service Credit to recognize past service as the Committee, in its sole discretion, deems appropriate. Such Basic Company Credit, Past Service Credit, Special Bonus and Deferred Bonus, if any, shall be credited to a Participant’s Retirement Account (except as provided in any election described in Section 5) and shall be subject to the limitations determined appropriate by the Committee, including the limitation contained in Section 8.3 and the limitations described below in this Section 7.

7.1    Vesting.

A Participant’s Deferred Compensation shall be immediately one-hundred percent (100%) nonforfeitable upon being credited to such Participant’s Retirement or In-Service Account; provided, however, that Deferred Compensation which relates to restricted shares of Common Stock shall vest in accordance with the terms of the restricted stock agreement to which they relate.

A Participant’s Basic Company Credit for a Plan Year shall become nonforfeitable three (3) years after the end of the Plan Year to which such Basic Company Credit relates.

A Participant’s Past Service Credit shall be fifty-percent (50%) nonforfeitable upon being credited to his or her Retirement Account. The remaining fifty-percent (50%) shall become nonforfeitable as follows: one (1) year after the end of the Plan Year in which the Past Service Credit is credited to the Participant’s Retirement Account, the Participant shall be one-third ( 1/3) vested in the remaining fifty percent (50%); two (2) years after the end of the Plan Year in which the Past Service Credit is credited to the Participant’s Retirement Account, the Participant shall be two-thirds ( 2/3) vested in the remaining fifty percent (50%); and three (3) years after the end of the Plan Year in which the Past Service Credit is credited to the Participant’s Retirement Account, the Participant shall be one-hundred percent (100%) vested in the remaining fifty percent (50%). A Participant’s Special Bonus and/or Deferred Bonus shall become vested in accordance with the terms of the Agreement or award provided for such bonus(es).

Upon a Participant’s Termination for any reason other than death, Disability or Retirement, he or she shall forfeit any nonvested benefits. Except as otherwise provided in an award, a Participant shall have a one-hundred percent (100%) nonforfeitable right to Basic Company Credits, Past Service Credits, Special Bonuses and Deferred Bonuses upon becoming eligible for Retirement or upon Termination due to death or Disability.

7.2    Forfeiture.

Upon a Participant’s Termination or Retirement, the Company reserves the right to withhold payment of a portion of a Participant’s Retirement Account attributable to Basic Company Credits, Past Service Credits, Special Bonuses and/or Deferred Bonuses made under Section 7 (and earnings thereon) in the event the Committee determines that the Participant has violated the Company’s standard noncompetition and nondisclosure agreement or any other employment agreement executed by the Participant, or otherwise acts against the interests of the Company, as determined by the Committee in its sole discretion.

8.    DISTRIBUTION

8.1    Retirement Account.

In the event of a Participant’s Retirement, the Participant’s Retirement Account shall be distributed at the time and in the manner elected by the Participant in his or her Election. If no Election is made by a Participant as to the timing of distribution or form of payment of his or her Retirement Account, upon the Participant’s Retirement such account shall be paid in a single lump sum. A Participant may change this election to provide for a later distribution date at any time up to 12 months before Retirement; provided, that this right to change the distribution shall be deemed void, and any such election shall be automatically revoked, if at any time, the inclusion of such a provision in this Plan or the making of any such election shall result in the Participant becoming subject to Federal income tax on any amount in the Retirement Account.

8.2    In-Service Account.

Deferred Compensation, Special Bonuses and/or Deferred Bonuses credited to a Participant’s In-Service Account shall be distributed at the time and in the manner elected by the Participant in his or her

Election. A Participant may extend the deferral period by notifying the Company at least one year prior to the distribution date originally elected. A previously elected deferral period for an In-Service Account may be extended only one time; provided, that this right to change the distribution shall be deemed void, and any such election shall be automatically revoked, if at any time, the inclusion of such a provision in this Plan or the making of any such election shall result in the Participant becoming subject to Federal income tax on any amount in the Retirement Account.

8.3    Termination.

In the event of a Participant’s Termination, the Participant’s vested Compensation Accounts shall be distributed in a single lump sum to such Participant as soon as administratively practicable following his or her Termination. Upon Termination, all unvested amounts shall be immediately forfeited and removed from the Participant’s Accounts.

8.4    Death.

In the event of the Participant’s death (a) while in the employment of the Company or (b) after the Participant’s Termination but prior to the payment of such Participant’s Compensation Accounts pursuant to Section 8.3, the Company shall pay the following amounts to the Participant’s Beneficiary in a single lump sum:

(1)    the remaining amounts, if any, in a Participant’s In-Service Account; and

(2)    the amounts in the Participant’s Retirement Account.

In the event of the Participant’s death following Retirement, the Company shall pay the amount in the Participant’s Retirement Account to the Participant’s Beneficiary in the form and at the time elected by the Participant pursuant to Section 6.1.

8.5    Form of Distribution.

Distribution of a Participant’s Compensation Accounts shall be made in cash; provided that, any amounts in a Participant’s Compensation Accounts invested in the Common Stock Fund shall be distributed to the Participant in wholes shares of Common Stock with fractional shares paid in cash.

9.    FINANCIAL HARDSHIP

Upon the written request of a Participant or a Participant’s legal representative and a finding that continued deferral will result in an unforeseeable financial emergency to the Participant, the Committee (in its sole discretion) may authorize (a) the payment of all or a part of a Participant’s Compensation Accounts representing Deferred Compensation and earnings thereon in a single lump sum prior to his or her ceasing to be a Participant, or (b) a Participant to cease contributing Deferred Compensation to the Plan during a Plan Year. It is intended that the Committee’s determinations as to whether the Participant has suffered an “unforeseeable financial emergency” shall be made consistent with the requirements under Section 457(d) of the Internal Revenue Code of 1986, as amended. The Committee may adopt procedures for determining when a hardship situation exists, including the use of independent advisors to make such determinations.

Any Participant receiving a hardship distribution may have no further amounts deferred under this Plan for a period of one year from the date of such distribution. The Participant shall not repay to the Company amounts distributed pursuant to this Section 9.

10.    BENEFICIARY DESIGNATION

A Participant may designate one or more persons (including a trust) to whom or to which payments are to be made if the Participant dies before receiving distribution of all amounts due under the Plan. A Participant may, at any time, elect to change the designation of a Beneficiary. A designation of Beneficiary will be effective only after the signed designation of Beneficiary is filed with the Committee or its designee while the Participant is alive and will cancel all designations of Beneficiary signed and filed earlier. If the Participant fails to designate a Beneficiary as provided above or if all of a Participant’s Beneficiaries predecease him or her and he or she fails to designate a new Beneficiary, the remaining unpaid amounts shall be paid in one lump sum to the estate of such Participant. If all Beneficiaries of the Participant die after the Participant but before complete payment of all amounts due hereunder, the remaining unpaid amounts shall be paid in one lump sum to the estate of the last to die of such Beneficiaries.

11.    UNSECURED GENERAL CREDITOR STATUS OF EMPLOYEE

The payments to Participants and their Beneficiaries hereunder shall be made from the general corporate assets of the Company. No person shall have any interest in any such assets by virtue of the provisions of this Plan. The Company’s obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Company. Any accounts maintained under this Plan shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. Neither the Plan nor any account shall hold any actual funds or assets.

12.    SHARES; ADJUSTMENTS IN EVENT OF CHANGES IN CAPITALIZATION

An aggregate of 100,000 split-adjusted shares of Common Stock were initially allocated to the Plan and reserved for the distribution of Compensation Accounts as described in Section 8.5. An additional 750,000 shares are now being allocated to the Plan, subject to adjustment under this Section 12. The Company may, in its discretion, use shares held in the Treasury under this Plan in lieu of authorized but unissued shares of Common Stock.

In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, share dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange or reclassification of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common shareholders other than cash dividends, the number or kind of shares or Stock Units that may be credited under the Plan shall be automatically adjusted so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes of the Plan.

13.    INALIENABILITY OF BENEFITS

The interests of the Participants and their Beneficiaries under the Plan may not in any way be voluntarily or involuntarily transferred, alienated or assigned, nor subject to attachment, execution, garnishment or other such equitable or legal process. A Participant or Beneficiary cannot waive the provisions of this Section 13.

14.    CLAIMS PROCEDURE

Any Participant, Beneficiary or any other person claiming benefits, eligibility, participation or any other right or interest under this Plan may file a written claim setting forth the basis of the claim with the Chief Executive Officer of the Company (“CEO”). A written notice of the CEO’s disposition of any such claim shall be furnished to the claimant within a reasonable time (not to exceed ninety (90) days) after the claim is received by the CEO. Notwithstanding the foregoing, the CEO may have additional time (not to exceed ninety (90) days) to decide the claim if special circumstances exist, provided that he advises the claimant, in writing and prior to the end of the initial ninety (90) day period, of the special circumstances giving rise to the need for additional time and the date on which he expects to decide the claim. If the claim is denied, in whole or in part, the notice of disposition shall include the specific reason for the denial, identify the specific provisions of the Plan upon which the denial is based, describe any additional material or information necessary to perfect the claim, explain why that material or information is necessary and describe the Plan’s review procedures, including the timeframes thereunder for a claimant to file a request for review and for the Committee to decide the claim. The notice shall also include a statement advising the claimant of his right to bring a civil action if his claim is denied, in whole or in part, upon review.

Within sixty (60) days after receiving the written notice of the CEO’s disposition of the claim, the claimant may request, in writing, review by the Committee of the CEO’s decision regarding his claim. Upon written request, the claimant shall be entitled to a review meeting with the Committee to present reasons why the claim should be allowed. The claimant or his authorized representative may submit a written statement in support of his claim, together with such comments, information and material relating to the claim, as he deems necessary or appropriate. The claimant or his duly authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which are relevant to the claimant’s claim and its review. If the claimant does not request review within sixty (60) days after receiving written notice of the CEO’s disposition of the claim, the claimant shall be deemed to have accepted the CEO’s written disposition.

The Committee shall make its decision on review and provide written notice thereof to the claimant within a reasonable time (not to exceed sixty (60) days) after the claim is received by the Committee. Notwithstanding the foregoing, the Committee may have additional time (not to exceed sixty (60) days) to decide the claim if special circumstances exist provided that the Committee advises the claimant, in writing, prior to the end of the initial sixty (60) day period, of the special circumstances giving rise to the need for additional time and the date on which it expects to decide the claim. In no event shall the Committee have more than one hundred twenty (120) days following its receipt of the claimant’s request for review to provide the claimant with written notice of its decision. The Committee shall have the right to request of and receive from claimant such additional information, documents or other evidence as the Committee may reasonably require. In the event that the Committee requests such additional information from the claimant, the period for making the benefit determination on review shall not take into account the period beginning on the date on which the Committee notifies the claimant in writing of the need for additional information and ending on the date on which the claimant responds to the request for additional information.

If the claim is denied upon review, in whole or in part, the notice of disposition shall include the specific reason for the denial, identify the specific provision of the Plan upon which the denial is based, include a statement advising the claimant of his right to receive, upon written request and free of charge, reasonable access to and copies of all documents, records and other information which are relevant to the claimant’s claim and include a statement advising the claimant of his right to bring a civil action under Section 502(a) of the Act if his claim is denied, in whole or in part, upon review.

For purposes of this Section, a document, record or information will be considered “relevant’ if it (a) was relied upon by the CEO or Committee, as applicable, in making the benefit decision, (b) was submitted, considered or generated in the course of making such decision, even if it was not relied upon in making those decisions, or (c) demonstrates compliance with the administrative processes and safeguards established by the Plan to insure that the terms of the Plan have been followed and applied consistently.

To the extent permitted by law, a decision on review by the Committee shall be binding and conclusive upon all persons whomsoever. Completion of the claims procedure described in this Section shall be a mandatory precondition that must be complied with prior to commencement of a legal or equitable action in connection with the Plan by a person claiming rights under the Plan, or by another person claiming rights through such a person. The Committee may, in its sole discretion, waive these procedures as a mandatory precondition to such an action.

In the case of an adverse benefit determination on review, in addition to the information described above, the notice shall state: “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

15.    GOVERNING LAW

The provisions of this plan shall be interpreted and construed in accordance with the laws of the State of Missouri, except to the extent preempted by Federal law.

16.    AMENDMENTS

The Committee may amend, alter or terminate this Plan at any time without the prior approval of the Board; provided, however, that the Committee may not, without approval by the Board, materially increase the benefits accruing to Participants under the Plan.

IN WITNESS WHEREOF, this Amended and Restated Express Scripts, Inc. Executive Deferred Compensation Plan is effective as of June 1, 2003.

EXPRESS SCRIPTS, INC.

By:	/s/ BARRETT A. TOAN
Chairman and Chief Executive Officer

April 28, 2003

Dear Stockholder:

The Annual Meeting of Stockholders of Express Scripts, Inc. will be held at the offices of the Company, 13900 Riverport Drive, Maryland Heights, Missouri 63043, at 9:30 a.m. on Thursday, May 22, 2003.

It is important that your shares be represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, vote by telephone or the Internet or execute the attached proxy form below, and return it promptly in the envelope provided.

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS →

☑ Please Detach and Mail in the Envelope Provided ☑

X	Please mark your votes as in this example.

(1)	Election of Directors

☐ FOR ALL THE NOMINEES LISTED BELOW (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

NOMINEES:

STUART L. BASCOMB GARY G. BENANAV FRANK J. BORELLI BARBARA B. HILL NICHOLAS J. LaHOWCHIC THOMAS P. Mac MAHON	JOHN O. PARKER, JR. SEYMOUR STERNBERG BARRETT A. TOAN HOWARD L. WALTMAN NORMAN ZACHARY

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee’s name below.
	For	Against	Abstain
(2) Approval of the Company’s Amended and Restated Executive Deferred Compensation Plan	☐	☐	☐

	For	Against	Abstain
(3) Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for 2003	☐	☐	☐

This Proxy will be voted “FOR” items 1, 2 and 3 if no instruction to the contrary is indicated. If any other business is properly presented at the meeting, the Proxy will be voted in accordance with the recommendation of management.

(YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY)

EXPRESS SCRIPTS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS—MAY 22, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Barrett A. Toan and Barbara B. Hill, or either one of them, as attorneys-in-fact, agents and proxies for the undersigned with full power of substitution, to vote all shares of the Common Stock of the undersigned in Express Scripts, Inc. (the “Company”) at the Annual Meeting of Stockholders of the Company to be held on May 22, 2003 at 9:30 A.M., at the offices of the Company, 13900 Riverport Drive, Maryland Heights, Missouri 63043, or at any adjournment or postponement thereof, upon the matters described in the Notice of such meeting and accompanying Proxy Statement, receipt of which is acknowledged, and upon such other business as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given. Please sign exactly as the name(s) appear on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officers. If a partnership, please sign in partnership name by authorized persons.

Dated:
(Signature)

(Signature if held jointly)